AGREEMENT OF MERGER
                                       AND
                             PLAN OF REORGANIZATION

                                  by and among


                          COMMAND SECURITY CORPORATION
                             a New York corporation


                                       and


                        BROWN SECURITY INDUSTRIES, INC.;
                          a California corporation; and

                            MARC BROWN and HAL BROWN,
                                   individuals


                               _____________, 2007










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


                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

          This Agreement of Merger and Plan of Reorganization (the "Agreement") is made and adopted as of the ___ day of March, 2007 by and among Command Security Corporation, a New York corporation, (the "Acquiring Corporation"), Hal Brown and Marc Brown, as individuals, (Hal Brown and Marc Brown hereinafter sometimes referred to, collectively, as the "Individual Shareholders"); and Brown Security Industries, Inc., a California Corporation, (the "Merging Corporation" or "BSI")

                              PRELIMINARY STATEMENT

          WHEREAS, the Individual Shareholders own a majority of the issued and outstanding shares of the capital stock of the Merging Corporation (the stock owned by the Individual Shareholders is collectively referred to as the "Stock" or the "Shares").

          WHEREAS, One Hundred Percent (100%) of the shares of stock of Rodgers Police Patrol, Inc., a California corporation, ("RPP") and Strategic Security Services, Inc., a California corporation, ("SSS") is owned by the Merging Corporation;

          WHEREAS, the business of RPP and SSS is the provision of armed and unarmed uniformed security guard services and motorized patrol services, with existing operations in California. ("Business");

          WHEREAS, the Acquiring Corporation and the Merging Corporation desire to enter into a statutory merger pursuant to Article 9 of the New York Business Corporation Law and Title 1, Division 1, Chapter 11 of the California Corporations Code, with the Individual Shareholders receiving shares in the Acquiring Corporation and cash for their shares in the Merging Corporation, all within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and the exchange of the Individual Shareholders' shares are being made in a transaction to which section 351, 354, 355 or 356 of the Code applies, as set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby and herewith adopt a plan of statutory merger reorganization under section 368(a)(1)(A) of the Code and agree as follows:



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1.   STATUTORY MERGER AND REORGANIZATION.

     1.1. Shares
          ------

          (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the statutory merger contemplated by this Agreement (the "Closing"), the Individual Shareholders shall transfer, convey, assign and deliver to the Acquiring Corporation, free and clear of all liens, and the Acquiring Corporation shall, acquire and accept from the Individual Shareholders, all of the outstanding Shares of the Merging Corporation owned by the Individual Shareholders, as set forth on Schedule I attached hereto in a merger subject to the statutory provisions of the New York Business Corporation Law and the California Corporations Code. The Acquiring Corporation shall file or caused to be filed with the New York and California Secretaries of State all of the necessary forms and documents to effectuate such a statutory merger.

          (b) At the Closing the Individual Shareholders shall deliver to th9e Acquiring Corporation certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by the Individual Shareholders, along with the Corporate Books which shall contain, including but without limitation, the Certificate of Incorporation, By-Laws, Share Register, original or copies for all issued and un-issued shares, copies of warrants for shares in the company, if any, most recent Statement of Information, minutes of the most recent Board meeting, and Resolution authorizing Merging Corporation to enter into this merger, Resignation of all of the Directors (except as may be required by law to maintain necessary licenses) and copies of all licenses held by the Merging Corporation or necessary for the operation of the Companies.

     1.2  Assets
          ------

          (a) It is the intention of the parties that subject to and upon the terms and conditions of this Agreement together with the terms and conditions of a certain Agreement by and among the Acquiring Corporation and the Merging Corporation and the Employee Stock Ownership Plan and its Trustees ("ESOP Sales Agreement") entered into contemporaneously with this Agreement, at the Closing (as defined), the Acquiring Corporation shall receive all shares in the Merging Corporation, and that at such time the Merging Corporation shall own all of the outstanding shares of each of RPP and SSS, and the Merging Corporation, RPP and SSS (collectively the "Companies") shall own, rent or lease all of the assets as set forth in various schedules attached hereto ("Assets") (except for excluded assets as set forth in Schedule II) free and clear of all liens, claims and encumbrances, other than Permitted Liens (as defined).

          (b) Included in the Assets are all of the customer accounts, and all contracts and agreements, information related to customer accounts, and any and all other documentation and/or agreement for the rendition of uniformed security guard services, and/or any other product and/or service provided by each of the Companies relating to such accounts, and all bids, quotations and service orders relating to the accounts, as set forth herein and the various schedules attached hereto (hereinafter referred to as the



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

"Accounts"), which the Individual Shareholders warrants contain a true and accurate statement of such Accounts. Any contract maintained or services performed by the Companies, which Individual Shareholders claims are retained by any related entity, shall be clearly disclosed in Schedule III, or such shall be deemed to be an Asset of the Merging Corporation.

          (c) The rights to the name "Brown Security Industries", "Rodgers Police Patrol" and "Strategic Security Services" and all variations thereof and all service marks, trademark, service and trademark registrations and applications, trade-names, logos, copyrights, other licenses thereof, know-how, trade secrets, list of past performance standards, catalogues, recorded knowledge, business plans, advertising materials, scheduling and service methods including software and manuals, sales and service manuals and/or any other proprietary, confidential or similar provisions related to the operation of the business shall be deemed to be Assets of the Companies.

          (d) All of the rights and obligations under the Lease Agreements (as defined) for the office premises, office equipment, employee equipment, vehicles and uniforms utilized by the Companies shall be included as Assets of the Companies..

          (e) Pending the Closing, all of the properties set forth in paragraphs
(b), (c) and (d) above shall remain the exclusive property of BSI, RPP and/or SSS. Both the Acquiring Corporation disclaim and quitclaim any interest therein. Any confidential information received by the Acquiring Corporation shall be kept confidential and treated as trade secrets of BSI, RPP and/or SSS by both the Acquiring Corporation until the Closing, or in the event the Closing does not take place, then forever.

2.   SHARES AND CASH EXCHANGED.

     2.1  Consideration.
          --------------

     (a) In exchange for the transfer of all of the Shares from Individual Shareholders to Acquiring Corporation as part of a statutory merger, the Acquiring Corporation shall transfer to the Individual Shareholders (y) (i) cash in immediately available funds; and, (ii) shares of common stock of the Acquiring Corporation ("Acquiring Corporation Stock") to be valued at the Valuation Amount; the consideration of "(i)" , and "(ii)" totaling TWO MILLION ONE HUNDRED THOUSAND DOLLARS ($2,100,000); and, (z) seventy percent (70%) of the Tangible Net Worth as defined in Section 3.2. ("Total Consideration").

     (b) For purposes of this Agreement and the underlying transaction Acquiring Corporation Stock shall be valued at the average of the public trading closing prices of the Acquiring Corporation Stock during the five (5) trading days preceding the execution of this Agreement.



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     2.2  Transfer of Consideration.
          --------------------------

          (a) The consideration to be given to the Individual Shareholders shall be: twenty-five percent (25%) in cash in immediately available funds ("Cash Consideration"), and the remaining seventy five percent (75%) in Acquiring Corporation Stock ("Stock Consideration").

          (b) Said amount shall be given at Closing to the Individual Shareholders, pro rata, as follows: (i) Thirty percent (30%) of the Cash Consideration and the Stock Consideration shall be given directly to the Individual Shareholders; and (ii) Seventy percent (70%) of the Cash Consideration and the Stock Consideration shall be deposited in escrow pursuant to the Escrow Agreement as attached as Exhibit 2.2(b).

          (c) The Certificates of Acquiring Corporation Stock shall be issued to the Individual Shareholders in proportion to their holdings of BSI shares as set forth in Schedule I.

          (d) All Acquiring Corporation Stock to be received by Individual Shareholders shall be "Restricted Securities". As such, the subsequent sale of such shares will be subject to compliance with all applicable securities laws as then in effect including, without limitation, SEC Rule 144. All Acquiring Corporation Stock to be received by Individual Shareholders shall be entitled to "piggy back" registration rights on any offering of shares of Acquiring Corporation Stock made while any of those shares are "Restricted Securities", and such "piggy back" rights shall be at the expense of the Acquiring Corporation. All "piggy back" rights shall be without cost to the Individual Shareholders receiving Acquiring Corporation Stock.

3. DEBT CERTIFICATE AND INCREASE IN CONSIDERATION FOR TANGIBLE NET WORTH.

         3.1. Debt Certificate.
              -----------------

          (a) Not less than five (5) business days prior to the Closing Date, the Individual Shareholders shall deliver to the Acquiring Corporation a certificate (the "Non-Transferable Debt Certificate") signed by an authorized officer of each of the Companies setting forth the Companies' good faith estimate of the aggregate amount of Companies' Debt (as defined below) as of the close of business on the Closing Date that each of the Companies believes would be due upon the merger because of provisions relating to transfer of ownership (the "Closing Debt"). The Companies shall produce such good faith estimate in consultation with Acquiring Corporation and shall provide Acquiring Corporation with such supporting documentation for such estimate as Acquiring Corporation shall reasonably request. At the Closing, the Acquiring Corporation shall either have obtained consent of the creditor to a transfer and/or a release of any guaranty by any of the Individual Shareholders, replaced the debt or guaranty, or paid-off all of the Closing Debt as set forth on the Non-Transferable Debt Certificate. There shall not be any adjustment to the Consideration resulting from the



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

application of this subsection; it being understood and agreed that all liabilities have already been accounted for in the calculation of Tangible Net Worth under section 3.1(b). For purposes of this Agreement, "Debt" shall mean, without duplication:
               (i) Indebtedness for borrowed money;
               (ii) Indebtedness for the deferred purchase price of property or services;
               (iii) Any indebtedness of the Company evidenced by any note, bond, debenture or other debt security;
               (iv) Obligations of the Company as lessee under leases which have been or should be, in accordance with United States generally accepted accounting principles ("GAAP"), recorded as capital leases;
               (v) Contingent obligations of the Company under any bonds, including without limitation performance bonds;
               (vi) All accrued and unpaid interest on or any fees, penalties or other amounts due with respect to any such Debt (including, without limitation, any prepayment fees or penalties);
               (vii) Any obligations of the Companies of a type referred to in clauses (i) through (vi) to the extent directly or indirectly guaranteed by one or more of the Individual Shareholders or any other shareholder of the Companies;
               (viii) Any obligations of any other Person of a type referred to in clauses (i) through (vi) to the extent directly or indirectly guaranteed by the Company.

          (b) Schedule V contains a true and correct list of all of the Companies' Debt as of the date of this Agreement.

     3.2. Increase in Consideration for Tangible Net Worth. Not less than five
(5) business days prior to the Closing Date, the Individual Shareholders shall deliver to the Acquiring Corporation a certificate (the "Tangible Net Worth Certificate") signed by an authorized officer of each of the Companies setting forth the Companies good faith estimate of the amount of Companies' Tangible Net Worth (as defined below) on the Closing Date (the "Estimated Tangible Net Worth"). The Companies shall produce such good faith estimate in consultation with Acquiring Corporation and shall provide Acquiring Corporation with such supporting documentation for such estimate as Acquiring Corporation shall reasonably request. In the event Acquiring Corporation disagrees with the Estimated Tangible Net Worth it shall give the Companies written notice of such disagreement and the Merging Corporation and Acquiring Corporation shall negotiate in good faith to resolve such dispute. In the event such dispute is not resolved prior to the Closing Date, the Acquiring Corporation and the Individual Shareholders may terminate this Agreement and the parties will have the rights set forth in Section 14 of this Agreement.

          (a) For purposes of this Agreement, "Tangible Net Worth" shall mean the difference between the Assets and the Liabilities.



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

          (b) "Assets" shall mean, all of the Companies' assets, computed on a group basis, (other than Excluded Assets set forth on Schedule II and Operating Assets set forth on Schedule II A) as determined in accordance with GAAP applied consistently with the accounting methods BSI used to determine the Estimated Tangible Net Worth.

          (c) "Liabilities" shall mean, all of the Companies' disclosed liabilities (both current and long term), computed on a group basis, as determined in accordance with GAAP applied consistently with the accounting methods the Companies used to determine the Estimated Tangible Net Worth.

4.   POST CLOSING ADJUSTMENTS AND PAYMENTS.

     4.1  Adjustment for Tangible Net Worth.

          (a) No later than sixty (60) days after the Closing Date, the Acquiring Corporation will prepare and deliver to the Individual Shareholders a final statement (the "Final Statement") setting forth the actual amount of the Companies' Tangible Net Worth as of the Closing Date (the "Actual Tangible Net Worth") and a calculation of any difference between Estimated Tangible Net Worth and the Actual Tangible Net Worth. Such Final Statement shall be prepared in accordance with GAAP applied consistently with the accounting methods the Companies used to determine the Estimated Tangible Net Worth. The final Tangible Net Worth calculation shall include any audit adjustments for undisclosed liabilities and/or assets.

          (b) Dispute of Amount of Actual Tangible Net Worth.

             (i) In the event one or more of the Individual Shareholders ("Objecting Party") objects to the amounts shown on the Final Statement, the Objecting Party shall notify the Acquiring Corporation in writing of such objection within two (2) weeks following the actual receipt thereof by the Objecting Party, stating in such written objection ("Written Objection") the reasons therefore and setting forth the Objecting Party's calculation of the Actual Tangible Net Worth.
          (ii) Upon receipt by the Acquiring Corporation of such written objection, the Acquiring Corporation and the Objecting Party shall attempt to resolve the disagreement through negotiation.
          (iii) If the Acquiring Corporation and the Objecting Party cannot resolve such disagreement within twenty (20) days following the end of the foregoing two (2) week period, the Acquiring Corporation and the Objecting Party shall submit the matter for resolution to a mutually agreeable nationally recognized independent firm of certified public accountants not affiliated with either the Acquiring Corporation or the Objecting Party and which did not have any responsibility for or involvement in the original calculation of either the Actual Tangible Net Worth or the Estimated Tangible Net Worth. Such accounting firm shall deliver a statement (the "Accounting Statement") setting forth its own calculation of the Actual Tangible Net Worth and the difference between the Actual Tangible Net Worth and the Estimated Tangible Net Worth within thirty
(30) days of the submission of the matter to such firm



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

(which calculation, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal).

                (iv) If the difference between the Actual Tangible Net Worth as shown in the Accounting Statement and in the Final Statement is less than the difference between the Actual Tangible Net Worth as shown in the Accounting Statement and in the Written Objection, the fees and expenses of such independent accounting firm will be borne by the Acquiring Corporation, otherwise the fees and expenses of such independent accounting firm will be borne by the Objecting Party.

          (c) Either within three (3) weeks following the delivery of such Final Statement, if there was no Written Objection, or within five (5) days of the delivery of the Accounting Statement, if there was a Written Objection, the Acquiring Corporation or the Escrow Agent, as the case may be, shall pay to the other seventy (70%) percent of the difference between the Actual Tangible Net Worth, set forth on the Accounting Statement if there was a Written Objection or set forth in the Final Statement if there was no Written Objection, and the Estimated Tangible Net Worth, with said amount paid within seven (7) calendar days following final determination pro rata in the same form of consideration and percentage as deposited in escrow pursuant to Section 2.2(b) of this Agreement by adjustment of the amount of the cash and stock deposited in escrow.

     4.2  Account Retention and Revenue Guarantee Adjustments.
     (a)  Definitions:
          i.   "Accounts" shall be defined as the accounts listed on schedule
               VI.
          ii. "Average Revenue" shall be defined as:
               (A) for a Credited Lost Account, the average monthly revenue for that Credited Lost Account during the period that it was serviced by the Acquiring Corporation;
               (B) for a Lost Account, the Revenue from that Account billed during the seventh through twelfth full calendar months following the Closing, divided by a factor of twelve (12); notwithstanding the foregoing the average revenue for an Account lost in the first sixth months shall be zero;
               (C) for an Other Account, the Revenue from that Account billed during the first through twelfth full calendar months following the Closing, divided by a factor of twelve (12); (D) for Replacement Account, the Revenue from that Replacement Account billed during the Revenue Guarantee Period, divided by a factor of twelve (12); and
               (E) for a Permanent Account, the Revenue from that Account billed during the first through twelfth full calendar months following the Closing, divided by a factor of twelve (12).
          iii. "Combined Account Consideration" shall be defined as $2,100,000.00.
               iv. "Combined Account Revenue Goal" shall be defined as $11,000,000.00 per annum or $916,666.67 per month.



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

               v. "Credited Lost Account" shall be defined as a Lost Account cancelled, in whole or in part, of an account as a result of:
                    (A) The poor performance of services by the Acquiring
               Corporation, the Acquiring Corporation, or any subsidiary thereof;
                    (B) Increases in billing rates not otherwise permitted under the BSI's, RPP's, or SSS's customer contracts;
                    (C) Actions taken by the Acquiring Corporation, the
               Acquiring Corporation, or any subsidiary thereof without the concurrence of Marc Brown; or
                    (D) The expiration of a customer contract, unless a timely bid upon the same terms as were in the expiring customer contract, or such other terms as are approved by Marc Brown, is submitted to the customer for renewal of the customer contract.
               vi. "Lost Account" shall be defined as an Account that is not serviced by the Acquiring Corporation for twelve months following the Closing.
               vii. "Other Accounts" are accounts serviced by the Acquiring Corporation at some time during the twelve months following the Closing, but which are not Lost Accounts, Permanent Accounts or Replacement Business.
               viii. "Permanent Account" shall be defined as an Account serviced by the Acquiring Corporation for twelve months following the Closing.
               ix. "Replacement Account" is any account sold anywhere in the United States through the efforts of the Individual Shareholders and/or the joint efforts of the Individual Shareholders and/or other existing employees of the Companies who remain as employees of the Acquiring Corporation, with other existing and future employees or agents of the Acquiring Corporation, (i) during the twelve month period following the Closing or (ii) during the ninety (90) days following the loss of an Account or Accounts to replace such lost business, whichever period is longer. Notwithstanding the foregoing, Replacement Account specifically includes without limitation all potential accounts listed on Schedule VIII. Notwithstanding the foregoing, all Replacement Business must be serviced by the Acquiring Corporation for twelve months to be deemed a Replacement Account (the "Replacement Guarantee Period").
               x. "Revenue" for an account is the gross revenue, less taxes and pass throughs.
               xi. "Revised Consideration" shall be defined as the product of the calculation set forth in section 4.2(b)

     (b) The Combined Account Conside9ation will be reduced by 3.27 times Seventy Percent (70%) of the greater of (i) the Permanent Business Shortfall, or
(ii) the Total Business Shortfall, both calculated as of the end of the twelfth month subsequent to the Closing, but giving effect to any Replacement Guarantee Period for Replacement Business. For the purposes of this section 4.2(b):
          i. "Permanent Business Shortfall" shall be defined as an amount, but not less than zero, equal to:
               (A) Ninety-Five Percent (95%) of the Combined Account Revenue Goal stated monthly; less



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

               (B) The total of the Average Revenue for all Credited Lost Accounts, Lost Accounts, Replacement Accounts and Permanent Accounts.
          ii. "Total Business Shortfall" shall be defined as an amount, but not less than zero, equal to:
               (A) The Combined Account Revenue Goal stated monthly; less
               (B) The total of the Average Revenue for all Credited Lost Accounts, Lost Accounts, Other Accounts, Replacement Accounts and Permanent Accounts.

     (c) Any consideration due pursuant to subsection 4.2 (b) shall occur after the completion of the Replacement Guarantee Period.

     (d) In the event any adjustment must be made in accordance with this section 4.2, the payment shall be made by the Escrow Agent within seven (7) calendar days following final determination pro rata in the same form of consideration and percentage as deposited in escrow pursuant to Section 2.2(b) of this Agreement by adjustment of the amount of the cash and stock deposited in escrow.

     (e) Any Purchase Price reduction pursuant to Section 4.2 shall first be made to the Second Deferred Payment. In the event the reduction is likely to exceed the amount of the Second Deferred Payment (i.e. the reduction to the Combined Account Consideration would be reduced by more than 50% of the amounts held in escrow as a result of accounts lost prior to the six month anniversary of the Closing) in the Acquiring Corporation's reasonable good faith opinion,, the difference may be reduced from the First Deferred Payment, in accordance with Section 4.2(d).

     (f) Any Purchase Price reduction exceeding the amounts due the Individual Shareholders shall be due, jointly and severally, immediately upon demand. Payment by Individual Shareholders may be made in the form of cash or the securities (restricted or otherwise) of the Acquiring Corporation.

5.   PLACE OF CLOSING; CLOSING DATE

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of the Company no later than April 2, 2007, or, in the event that all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) have not been satisfied or waived as of such date, on such other date as the parties may agree, but in no event later than three (3) business days after all such conditions have been satisfied or waived (the "Closing Date"). The actual time of Closing shall be such time of day on the Closing Date as is set forth on a certificate executed on the Closing Date by each of the Acquiring Corporation and Individual Shareholders (the "Effective Closing Time Certificate"). Notwithstanding the above, the parties may mutually agree to Close by exchanging Closing Documents by facsimile or electronically.



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 6. CLOSING DELIVERABLES:

     6.1 Stock and Other Documentation:
         -------------------------------

          (a) The Individual Shareholders shall deliver or cause to be delivered to the Acquiring Corporation:

                 (i) Good and sufficient instruments of transfer transferring to the Acquiring Corporation all of each of the Individual Shareholders' right, title and interest in the Stock and such instruments of transfer (A) shall be in the form which is usual and customary, (B) shall be in form and substance reasonably satisfactory to the Acquiring Corporation and its counsel, (C) shall effectively vest in the Acquiring Corporation good title to all of the Individual Shareholders' right, title and interest in the Stock free and clear of all mortgages, pledges, security interests, charges, taxes, liens, restrictions and encumbrances of any kind (collectively, "Liens"), except for Permitted Liens (as defined below);
               (ii) Individual Shareholders' certificate certifying:
                    (A) Each of the Companies' Articles of Incorporation ("Articles of Incorporation");
                    (B)  Each of the Companies' Bylaws ("Bylaws");
                    (C) The resolutions adopted unanimously by the shareholders of the Companies approving the transactions contemplated herein and the board of directors of each Company approving the transactions contemplated herein; and
                    (D) Incumbency;
                    (iii) A certificate of good standing issued by the Secretary of State of the state of each state in which each of the Companies is incorporated;
                    (iv) Certificates of foreign qualification for each of the
               Companies issued by each of Secretary of State of each state in which each of the Companies are authorized;
                    (v) The Non-Transferable Debt Certificate; (vi) The Tangible
               Net Worth Certificate;
                    (vii) In accordance with Section 7.2 below, the Required
               Consents (as defined in Section 7.2 below);
                    (viii) An opinion of the Individual Shareholders and each of the Companies' counsel, substantially in the form of Exhibit 6.1(a)(viii) hereto;
                    (ix) An employment agreement, substantially in the form of
               Exhibit 6.1(a)(ix) hereto, executed by Marc Brown (the "Marc Brown Employment Agreement")
                    (x) An employment agreement substantially in the form of
               Exhibit 6.1(a)(x) hereto executed by Larry Reid ("Reid Employment Agreement")




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                    (xi) A Registration of Rights agreement substantially in the form of Exhibit 6.1(a)(xii) executed by all Holders (as defined therein)
                    (xii) The Escrow Agreement;
                    (xiii) Such other documentation as may be reasonably
               requested by the Acquiring Corporation in connection with the consummation of the transactions contemplated by this Agreement.


          (b) Acquiring Corporation shall deliver to Individual Shareholders, as applicable:
               (i) The portion of the Consideration due on the Closing Date in accordance with Section 2.2(b);
               (ii) A receipt from the Escrow Agent for the Escrowed Stock Consideration and for the Escrowed Note Consideration;
               (iii) An officer's certificate certifying (A) the Acquiring Corporation's certificate of incorporation, and (B) the resolutions adopted by the Board of Directors of the Acquiring Corporation approving the transactions contemplated herein;
               (iv) A certificate of good standing issued by the secretary of state of the state of New York;
               (v) The Individual Shareholders Employment Agreement executed by Acquiring Corporation; (vi) The Reid Employment Agreement executed by Acquiring Corporation;
               (vii) The Escrow Agreement;
               (viii) The Effective Closing Time Certificate;
               (ix) An opinion of counsel of the Acquiring Corporation that this transaction qualifies as a statutory merger under New York law; and
               (x) Such other documentation as may be reasonably requested by the Company in connection with the consummation of the transactions contemplated by this Agreement.

     6.2 Delivery of Contracts and Records. As a condition to Closing, the Individual Shareholders shall deliver or cause to be delivered to the Acquiring Corporation all Required Consents necessary to effect the transfer of such Contracts to the Acquiring Corporation, and no such Required Consents shall impose any burdensome conditions or requirements on the Acquiring Corporation. The Individual Shareholders shall also deliver to the Acquiring Corporation at the Closing, all of the Companies' corporate and business records, books and other data relating to the assets, business and operations of the Business, to the extent the same constitute part of the Assets. For a period of seven (7) years following the Closing Date, neither party shall destroy any business records, books or data in its possession without first giving notice to the other party of its intention to destroy such records, books or data and allowing such other party an opportunity to obtain or copy such records, books or data. Each party shall afford the other reasonable access to such records, books and data upon request.



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


     6.3 Further Assurances. Each party hereto agrees, from time to time after the Closing and at the reasonable request of the other party, and without further consideration, to (a) execute and deliver further instruments of transfer, assumption and assignment (in addition to those delivered under Sections 6(a), and 6(b)) and take such other actions as the other party may reasonably require to more effectively transfer, assign to and vest in, the Acquiring Corporation the Stock and Assets; and (b) cooperate with and provide assistance to the other party in transferring possession of the Assets to the Acquiring Corporation.

     6.4 Procedures for Assets not Transferable. If any of the contracts or agreements or any other property or rights included in the Assets is not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some party or parties and any such consent is not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and, unless otherwise agreed between the Acquiring Corporation and the Individual Shareholders with respect to any such contract, the Individual Shareholders shall use commercially reasonable efforts to obtain any such consent as soon as possible after the Closing and the Acquiring Corporation shall use all commercially reasonable efforts to assist in that endeavor. In the event any of the Companies and a third party continues to be parties to an agreement after the Closing as a result of a consent not having been obtained, the Acquiring Corporation and/or its subsidiaries shall perform under such agreement if it receives the benefits thereof.

7. REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL SHAREHOLDERS.
   --------------------------------------------------------------

     In order to induce the Acquiring Corporation to enter into this Agreement, the Individual Shareholders make the following representations and warranties to the Acquiring Corporation concerning the Individual Shareholders, each of the Companies and the Business,

     7.1 Organization and Corporate Power. The Merging Corporation, RPP and SSS are corporations duly organized, validly existing and in good standing under the laws of the state of California. Each of the Companies are duly qualified to do business as a foreign corporation, (a) in each jurisdiction listed in Schedule XXXV, and (b) in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" is defined as any matter which has or is reasonably expected to have a material negative effect on the assets, properties, liabilities, operations, condition (financial or other), business, results of operations or prospects of either the Company or the Business. Each of the Companies has all requisite corporate power and authority to own or lease its properties, to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. The copies of the Articles of Incorporation and Bylaws of each Company, is attached hereto as Exhibit 7.1, is correct and complete in all respects



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

as of the date hereof, no amendments thereto are pending, and none of the Companies is in violation of any term of its Articles of Incorporation or Bylaws.

     7.2 Non-Contravention. The execution, delivery and performance of this Agreement and each of the other agreements, documents and instruments to be executed and delivered by the Individual Shareholders as contemplated hereby and the issuance and delivery thereof, do not and will not: (a) violate, conflict with, or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under, any contract or obligation to which the Companies and/or the Individual Shareholders are a party or by which any of their assets (including all of the Assets) are bound, or any provision of the Articles of Incorporation or Bylaws; (b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Companies; (c) except as set forth in Schedule XXXVI, require the Companies or the Individual Shareholders or any other party to provide any notice to, make any declaration or filing with, or obtain the consent or approval of, any governmental authority or any other third party (collectively, the "Required Consents"); or (d) accelerate any obligation under or give rise to a right of termination of or result in a loss of benefit under any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Companies or the Individual Shareholders are a party or by which any of their assets (including the Assets) are bound or affected, or result in the creation or imposition of any Lien on any of the Assets.

     7.3 Capitalization; Ownership of Stock.
         -----------------------------------

     (a) The total authorized capital stock and par value of each of the Companies is set forth on Schedule I (collectively, the "Stock"). All of the issued and outstanding shares of Stock are owned beneficially and of record as set forth on Schedule I, free and clear of any Liens. All of the issued and outstanding shares of Stock are duly and validly issued, fully paid and nonassessable. All of the shares of Stock were issued in compliance with all applicable securities laws. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, rights of first refusal, agreements, arrangements or commitments of any kind or nature for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Companies.

     7.4 Subsidiaries; Investments. Except as set forth on Schedule IX none of the Companies have any Subsidiaries (as defined in Section 17(e)) nor hold an equity interest in any other Person.

     7.5 Financial Statements; Projections.
         ----------------------------------

          (a) The Individual Shareholders and Companies have previously furnished to the Acquiring Corporation copies of its audited financial statements, including, without limitation, balance sheets, statements of income and statements of cash



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

flows, for the fiscal year ended June 30, 2004. Copies of its audited financial statements for the fiscal years ended June 30, 2006 and 2005 together with reviewed financial statement for the nine (9) month period ended March 31, 2007 shall be delivered within one (1) month following the Closing. Cost for the audited financial statements and financial review shall be paid by the Individual Shareholders. Except as otherwise disclosed on Schedule X, such financial statements were prepared in accordance with GAAP, applied on a consistent basis in conformity with the Companies' past practices, and such financial statements are complete, correct and consistent in all material respects with the books and records of the Companies and fairly and accurately present the financial position of the Companies as of the dates thereof and the results of operations and cash flows of the Companies for the periods shown therein.

          (b) The projections previously provided to the Acquiring Corporation represent good faith estimates of the performance of the Business for the periods stated therein based upon assumptions which were believed in good faith to be reasonable when made and continue to be reasonable as of the date hereof.

     7.6 Absence of Undisclosed Liabil9ties. Except as and to the extent reflected or reserved against in the March 31, 2007 balance sheet of the Companies (the "Base Balance Sheet"), incurred in the ordinary course of business since the date of the Base Balance Sheet, or as set forth in Schedule XI, the Companies do not have and are not subject to any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes (as defined in Section 7.10 below) due or accrued or to become due.

     7.7 Absence of Certain Developments. Since the date of the Base Balance Sheet, the Companies have conducted its business only in the ordinary course consistent with past practice and, except as set forth in Schedule XII, there has not been any:

          (a) Change in the assets, liabilities, condition (financial or other), properties, business, operations or prospects of the Companies, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or could reasonably be expected to have a Material Adverse Effect, except with the consent of the Acquiring Corporation;

          (b) Declaration, setting aside or payment of any dividend or other distribution (whether of cash, in kind or securities) with respect to, or any direct or indirect redemption, purchase or acquisition of, any of the capital stock of the Companies, or any issuance or sale by the Companies of any shares of its capital stock, including, without limitation, any in kind distribution of accounts receivable, inventory or other assets of the Companies, except with the consent of the Acquiring Corporation;

          (c) Waiver or release of any right of the Companies or cancellation or discharge of any debt or claim held by the Companies, including any write-off or other compromise of any accounts receivable;

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EXESOP 320                              15                         __________

          (d) Loss, destruction or damage to any property which could have a Material Adverse Effect, whether or not covered by insurance;

          (e) Acquisition or disposition, or any agreement or other arrangement for the acquisition or disposition of, any assets or properties of the Companies;

          (f) Transaction or agreement involving the Companies and any officer, director, employee, or shareholder of the Companies, or any loans to any of the foregoing;

          (g) Increase, direct or indirect, or other change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of the Companies or any establishment or creation of any employment, deferred compensation or severance agreement or employee benefit plan with respect to such Persons or the amendment to, or modification or termination of, any of the foregoing;

          (h) Change in the terms and conditions of the employment of the Companies' personnel or any labor dispute involving any matter;

          (i) Incurrence or refinancing of any Debt, mortgage, encumbrance or placement of any Lien on any properties or assets of the Company, other than Liens for Taxes not yet due and payable, except with the consent of the Acquiring Corporation;

          (j) Transaction not occurring in the ordinary course of business and consistent with past practices;

          (k) Change in accounting methods or practices, collection or credit policies, pricing policies, reserve policies, revenue recognition policies or payment policies;

          (l) Payment or discharge of a Lien or liability of the Companies which were not shown on the Base Balance Sheet as of the date thereof or incurred in the ordinary course of business thereafter;

          (m) Loss, or any known development that could reasonably be expected to result in a loss, of any significant supplier, customer or account of the Companies;

          (n) Entering into, amendment or termination of any material contract or agreement to which the Companies are a party or by which it is bound;

          (o) Amendment to the Articles of Incorporation or Bylaws;

          (p) Incurrence of capital expenditures, other than in the ordinary course of business consistent with past practices; or



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

          (q) Agreement or understanding, whether in writing or otherwise, by the Companies or any other Person that would result in any of the foregoing transactions or events or require the Companies to take any of the foregoing actions.

     7.8 Accounts Receivable; Accounts Payable.
         --------------------------------------

          (a) All of the accounts receivable of the Companies, whether shown or reflected on the Base Balance Sheet or otherwise, represent bona fide completed sales made in the ordinary course of business, are valid and enforceable claims, are not subject to any material and substantial set-offs or counterclaims, and are fully collectible in the normal course of business after deducting the reserve set forth in the Base Balance Sheet. Since the date of the Base Balance Sheet, the Companies have collected its accounts receivable in the ordinary course and in a manner which is consistent with its prior practices. Except as set forth in Schedule XIII attached hereto, the Companies have no accounts receivable or loans receivable from any Person which is an affiliate of the Companies, the Individual Shareholders, any director, officer, shareholder or employee of the Companies or any affiliate thereof.

          (b) All of the accounts payable and notes payable of the Companies arose in bona fide arms' length transactions in the ordinary course of business, and no such account payable or note payable is delinquent in its payment. Since the date of the Base Balance Sheet, the Companies have paid its accounts payable in the ordinary course and in a manner which is consistent with its prior practices. Except as set forth in Schedule XIV, as of the date hereof, the Companies have no accounts payable to any Person which is an affiliate of the Companies, the Individual Shareholders, any director, officer, or employee of the Companies or any affiliate thereof.

     7.9 Real and Personal Property. Except as set forth in Schedule XV, the Assets do not include any owned real property. Schedule XV also sets forth the addresses and uses of all real property that the Companies lease. The Companies own or have a valid leasehold interest in all of the Assets. All of the Assets are located at one of the addresses set forth on Schedule XV or at various customer locations. Except for Liens set forth on Schedule XVI (the "Permitted Liens"), none of such property or assets of the Companies, tangible or intangible, is subject to any Lien. Except for the Permitted Liens, no financing statement under the Uniform Commercial Code with respect to any of the Assets is active in any jurisdiction, and the Companies have not signed any such active financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement against any of the Assets. The Assets are all of the assets used in the operation of the Business as the same has been operated prior to the date hereof. The tangible Assets (i) are in working order (reasonable wear and tear excepted), (ii) have been maintained in a manner consistent with the needs of the Business, and (iii) conform in all material respects with all applicable state and federal statutes, ordinances, regulations and laws.



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

     7.10 Tax Matters. The Companies have timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof (and all such tax returns are correct and complete in all material respects), and has paid or caused to be paid all Taxes, required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet become due. The companies file their tax returns as part of a consolidated group consisting of the Companies. The Companies have not filed any tax return as part of a consolidated group including any entity other than BSI, RPP and SSS. The provisions for Taxes in the Base Balance Sheet are sufficient as of its date for the payment of all accrued and unpaid Taxes of any nature of the Companies, and any applicable Taxes owing by the Companies to any jurisdiction, whether or not assessed or disputed. All Taxes and other assessments and levies which the Companies were or are required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Companies have delivered to the Acquiring Corporation correct and complete copies of all annual tax returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by, the Companies since December 31, 2001. The Companies have not received notice of any audit or any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority. There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Companies for any year. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Companies, threatening to assert against the Companies any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Companies. The Companies are an affiliated group of corporations filing a consolidated federal income tax return; nor do the Companies have no liability for Taxes of any other Person, other than the Companies, under Treasury Regulations ss.1.1502-6 (or any similar provision of foreign, state or local law) or otherwise. The Companies are not a party to any Tax allocation or sharing arrangement, except among the Companies. The Companies are not party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The taxable year of the Companies for federal and state income tax purposes is the fiscal year ended June 30th. The Companies have not joined in any combined or unitary tax return with any other entity, excepting the Companies. For purposes of this Agreement "Taxes" shall mean (i) any federal, state, local or foreign net income, gross income, gross receipts, premium, windfall profit, severance, real property, personal property, production, sales, use, license, excise, franchise, employment, payroll, withholding, social security (or similar), unemployment, occupation, capital stock, profits, disability, registration, estimated, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, whether disputed or not.


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

     7.11 Certain Contracts and Arrangements. Except as set forth in Schedule XVII (with true and correct copies heretofore delivered to the Acquiring Corporation), the Companies are not a party or subject to or bound by or the beneficiary of:

          (a) Any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

          (b) Any material customer contract or agreement providing for 168 hours or more of weekly service;

          (c) Any contract, lease or agreement involving a potential commitment or payment by the Companies in excess of $10,000;

          (d) Any contract, lease or agreement which is not cancelable by the Company without penalty upon sixty (60) days' notice or less;

          (e) Any contract or agreement for the marketing of products or services for a price in excess of $5,000;

          (f) Any contract, consent order, decision, judgment or other agreement containing covenants directly or indirectly limiting the freedom of the Companies to compete in any line of business or with any Person or entity;

          (g) Any contract or agreement for the purchase of any real property, leasehold improvements, equipment or fixed assets;

          (h) Any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

          (i) Any joint venture or partnership agreement or other agreement which involves a sharing of revenues, profits, losses, costs or liabilities of the Companies with any other Person;

          (j) Any employment contracts, non-competition agreements, or agreements with present or former officers, directors or employees of the Companies or Persons or organizations related to or affiliated with any such Persons;

          (k) Except for the Plan, and the Companies' 401(k) plan, any pension, profit sharing, retirement or stock options plans;

          (l) Any royalty, dividend or similar arrangement with third parties based on the sales volume of the Companies or any contract involving fixed price or fixed volume arrangements;

          (m) Any acquisition, merger or similar agreement;


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

          (n) Any contract with a governmental body, except for any contracts with the City of San Diego;

          (o) Any outstanding power of attorney;

          (p) Any management service agreements or arrangements with any affiliated or unaffiliated Persons or entities; or

          (q) Any other contract not executed in the ordinary course of business.

     All of the contracts and commitments of the Companies are in full force and effect and neither the Companies, nor, to the Knowledge of the Companies, any other party is in default thereunder (nor, to the Knowledge of the Company has any event occurred which with notice, lapse of time or both would constitute a default thereunder) and the Companies have not received notice of any alleged default under any such contract, agreement, understanding or commitment.

     7.12 Intellectual Property Rights.
          -----------------------------

          (a) Schedule XVIII contains a complete and accurate list of all Patents (as defined below) owned by the Companies or otherwise used in the Business (the "Company Patents"), Marks (as defined below) owned by the Companies or otherwise used in the Business (the "Company Marks") and Copyrights (as defined below) owned by the Companies or otherwise used in the Business ("Company Copyrights").

          (b) Except as set forth on Schedule XVIII, (i) the Companies exclusively own or possess adequate and enforceable rights to use, without payment to a third party, all of the Intellectual Property Assets (as defined below) necessary for the operation of the Business, free and clear of all Liens;
(ii) all Companies' Patents, Companies' Marks and Companies Copyrights which are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable; (iii) there are no pending, or, to the Companies' and the Individual Shareholders' Knowledge, threatened claims against the Companies or any of its employees alleging that any of the Companies Intellectual Property Assets or the Business, infringes or conflicts with the rights of others under any Intellectual Property Assets ("Third Party Rights"); (iv) neither the Business nor any Companies Intellectual Property Asset infringes or conflicts with any Third Party Rights; (v) the Companies have not received any communications alleging that the Companies have violated or, by conducting the Business, would violate any Third Party Rights or that any of the



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

Companies Intellectual Property Assets is invalid or unenforceable; (vi) no current or former employee or consultant of the Company owns any rights in or to any of the Companies Intellectual Property Assets; and (vii) the Companies are not aware of any violation or infringement by a third party of any of the Companies Intellectual Property Assets.

          (c) For purposes of this Agreement, (i) "Company Intellectual Property Assets" means all Intellectual Property Assets owned by the Companies or used in the Business, including, without limitation, the Companies' Patents, Companies' Marks, Companies Copyrights and Companies Trade Secrets and (ii) "Intellectual Property Assets" means: (A) patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents"); (B) trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, "Marks"); (C) copyrights in both published and unpublished works, including, without limitation, all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights"); (D) know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, Beta testing procedures and Beta testing results (collectively, "Trade Secrets"); and (E) goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties.

     7.13 Litigation. Except as set forth in Schedule XIX there is no litigation or governmental proceeding or investigation pending or, threatened against the Companies or affecting any of its properties or assets or against any officer, director or employee of the Companies in his or her capacity as an officer, director or employee of the Company, nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. None of the matters listed on Schedule XIX will have a Material Adverse Effect. Schedule XIX describes all litigation, claims, proceedings or known investigations involving any of Companies' officers, directors and shareholders in connection with the Business occurring or arising during the previous five (5) years.

     7.14 Employee Programs.
          ------------------

          (a) Schedule XX sets forth a description of all of the Companies' Employee Programs (as defined below) that have been maintained (as such term is further defined below) by the Companies at any time during the five (5) years prior to the date hereof.

          (b) There has not been any failure of any party to comply with any laws applicable with respect to any Employee Program that has been maintained by the Companies. With respect to any Employee Programs now or heretofore maintained by the Companies, there has occurred no breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements



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

or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Acquiring Corporation, the Companies or any affiliate (as defined below). No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

          (c) Except as set forth in Schedule XX, neither the Companies nor any affiliate have ever (i) provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits or (ii) maintained an Employee Program subject to Title IV of ERISA, Section 401(a) or Section 412 of the Code, including, without limitation, any Multiemployer Plan (as defined below).

          (d) For purposes of this Section 7.14 and Section 9.7:

               (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in the Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;
               (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);
               (iii) An entity is an "affiliate" of the Companies for purposes of this Section 7.14 and section 9.7 if it would have ever been considered a single employer with the Companies under ERISA Section 4001(b) or part of the same "controlled group" as the Companies for purposes of ERISA Section 302(d)(8)(C); and
               (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.


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

     7.15 Labor Matters. (a) Merging Corporation, RPP and SSS collectively employ approximately 260 full-time employees and 40 part-time employees and have one (1) contract with an independent contractor which is attached hereto as
Exhibit 7.15. The Companies are not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Companies as of the date hereof or amounts required to be reimbursed to such employees. The Companies are and have heretofore been in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment and wages and hours. Except as set forth in
Schedule XXI, there are no claims of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or threatened against or involving the Companies. Except as set forth in Schedule XXII, no key employee of the Companies has any plan or intention to terminate his employment with the Companies.

     (b) Individual Shareholders hereby represent and warrant that Companies have made available to Acquiring Corporation, prior to the date of this Agreement, all personnel records and information relating to any pending disciplinary action or claim, relating to any employee of Companies, except for information that is privileged.

     7.16 List of Certain Employees. Schedule XXIII attached hereto contains a list of all managers, employees, consultants, independent contractors, brokers and sales persons of the Companies who, individually, received compensation for the fiscal year ended December 31, 2006 in excess of $40,000 or are scheduled to receive compensation for the fiscal year ended June 30, 2007 in excess of $40,000. In each case, Schedule XXIII includes the current job title, years of service with the Companies and aggregate annual compensation and benefits of each such individual. The Companies have complied in all material respects with the immigration laws of the United States with respect to the hiring, employment and engagement of all of its employees and consultants who are not United States citizens and the immigration or residency status of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Companies in the United States.

     7.17 List of Certain Suppliers. Schedule XXIV attached hereto sets forth a list of the top ten (10) suppliers of the Companies (based on the amount of payments made to such suppliers during the calendar year ended December 31,
2006) showing, with respect to each, the name, address and dollar volume involved. No supplier has any plan or intention to terminate or reduce its business with the Companies or to materially modify its relationship with the Companies.

     7.18 Environmental Matters.
           ---------------------

          (a) (i) To the best of Individual Shareholders' knowledge, the Companies have never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as



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

defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Companies for treatment, storage, or disposal at any other place; (iv) except for a site formerly leased by the Companies from 1998 to 2005, which formerly contained underground storage tanks, the Companies do not presently own, operate, lease, or use, nor have the Companies previously owned, operated, leased, or used, any site on which underground storage tanks are or were located; and (v) no Lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Companies in connection with the presence of any Hazardous Material.

          (b) (i) The Companies have no liability under, nor has it ever to the best of Individual Shareholders' knowledge violated in any material respect, any Environmental Law (as defined below); (ii) the Companies, any property owned, operated, leased, or used by the Companies, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; and
(iii) the Companies have never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law, and to the knowledge of the Companies, there is no reason to believe that any of these items will be forthcoming.

          (c) To the best of Individual Shareholders' knowledge, no site owned, operated, leased, or used by the Companies contain any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

          (d) The Companies have provided to the Acquiring Corporation copies of all documents, records, and information available to the Companies concerning any environmental or health and safety matter relevant to the Companies, whether generated by the Companies or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 7.18, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii)



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"Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether enacted as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include each of companies and predecessors and all other entities for whose conduct the Companies or any of its Subsidiaries is or may be held responsible under any Environmental Law.

     7.19 Permits; Compliance with Laws. The Companies have all necessary franchises, permits, licenses and other rights and privileges (collectively "Permits") necessary to permit it to own its property and to conduct the Business as it is presently conducted or proposed to be conducted and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit would not have a Material Adverse Effect. Schedule XXV sets forth a complete and correct list of such Permits. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. The Companies are currently and has heretofore been in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and has made, in a timely manner, all applicable regulatory filings (collectively, the "Filings").
Schedule XXV sets forth a complete and correct list of all such Filings. None of the Companies, the Individual Shareholders, or any executive officer or director of the Companies, or any affiliate of any of the foregoing has, at any time within the past five (5) years: (i) filed, or has had filed against any such Person, a petition under the federal bankruptcy laws or any state insolvency laws or has had a receiver, fiscal agent or similar officer appointed by a court for the business or property of any such Person, or any partnership of which any such Person was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which such Person was an executive officer at or within two (2) years prior to such filing; (ii) been convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it or her from, or otherwise imposing limits or conditions on its or her engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (iv) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission or similar state agency to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (v) taken any action, been a party to or subject to any proceeding or been otherwise involved in any matter which, if the Companies were to file a registration statement on Form S-1 with the Commission on the date hereof, would be required to be disclosed pursuant to Item 401(f) or Item 401(g) of Regulation S-K.

     7.20 Investment Banking; Brokerage. Except as set forth in Schedule XXVI, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in


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

connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or the Individual Shareholders.

     7.21 Insurance. The Companies have fire, casualty and general liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Companies may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by Persons engaged in the same or similar businesses as the Companies. There is no default by the Companies, by any insurance carrier of such policies, or event which could give rise to a default under any such policy.

     7.22 Transactions with Affiliates. Except as set forth in Schedule XXVII, there are no loans, leases, contracts or other continuing transactions between the Companies, on the one hand, and the Individual Shareholders, any officer, director or shareholder of Companies or any affiliate of any of the foregoing Persons on the other hand, and there have been no such transactions from January 1, 2001 through the date hereof. Neither the Individual Shareholders nor any shareholder, director or officer of the Companies, any of their respective family members or any affiliate of any of the foregoing Persons, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Companies, or any organization which has a material contract or arrangement with the Companies, except as set forth in Schedule XXVII.

     7.23 Customers. Schedule XXVIII sets forth the name of each customer of the Companies who accounted for five percent (5%) or more of the aggregate revenues of the Companies for each of the calendar years ended December 31, 2006 and 2005 and/or for the two (2) months ended February 28, 2007 (the "Customers"). No Customer has cancelled or otherwise terminated its relationship with the Company or has materially decreased its usage or purchase of the services of the Companies. No Customer has threatened to terminate or modify in any materially adverse manner, its relationship with the Companies or to decrease materially or limit its usage, purchase or distribution of the services or products of the Companies.

     7.24 Banking Relations. All of the arrangements with any banking institution relating to the Companies' depository accounts are accurately and in all material respects described in Schedule XXIX, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the Person or Persons authorized in respect thereof.

     7.25 Corporate Records. The corporate record books of the Companies accurately record in all material respects all corporate action taken by its stockholders, board of directors, governing bodies and committees. The copies of the corporate records



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

of the Companies provided to the Acquiring Corporation for review are true and complete copies of the originals of such documents.

     7.26 Solvency. The Companies have not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy, suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

     7.27 Disclosure.

                  (a) The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Companies delivered to the Acquiring Corporation in connection with or pursuant to this Agreement when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered.

          (b) The Companies and the Individual Shareholders have provided to, or made available for inspection and copying by, the Acquiring Corporation and its counsel true, correct and complete copies of all documents referred to in this
Section 7 or Section 1 or in the Schedules attached to this Agreement.

     7.28 Representation by Counsel. The Individual Shareholders and Companies have been represented by legal counsel in connection with the transactions contemplated hereby.

8.   [INTENTIONALLY OMITTED]

9.   REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING CORPORATION

     In order to induce the Individual Shareholders to enter into this Agreement, the Acquiring Corporation and makes the following representations and warranties to the Individual Shareholders:

     9.1 Organization and Corporate Power. The Acquiring Corporation is a corporation duly organized, validly existing and in good standing under the laws of California. The Acquiring Corporation has all requisite power and authority to own or lease its properties, to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby.


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

     9.2 Authorization. The execution, delivery and performance by the Acquiring Corporation of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Acquiring Corporation as contemplated hereby, have been duly authorized by all necessary corporate and other action of the Acquiring Corporation. This Agreement and all documents executed by the Acquiring Corporation pursuant hereto are valid and binding obligations of the Acquiring Corporation enforceable in accordance with their terms.

     9.3 Non-Contravention. The execution, delivery and performance by the Acquiring Corporation of this Agreement and each of the other agreements, documents and instruments to be executed and delivered by the Acquiring Corporation contemplated hereby, do not and will not: (a) violate, conflict with, or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under, any contract or obligation to which the Acquiring Corporation is a party or by which any of its assets are bound, or any provision of the certificate of incorporation or bylaws of the Acquiring Corporation; (b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Acquiring Corporation; (c) except as previously provided or received require the Acquiring Corporation to provide any notice to, make any declaration or filing with, or obtain the consent or approval of, any governmental authority or third party; or (d) accelerate any obligation under or give rise to a right of termination of or result in a loss of benefit under any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Acquiring Corporation is a party or by which the property of the Acquiring Corporation is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Acquiring Corporation.

     9.4 Capitalization. Schedule XXXIV sets forth all of the issued and outstanding securities of the Acquiring Corporation as of the date of this Agreement.

     9.5 Ability to Close. The Acquiring Corporation has no reason to believe that the Acquiring Corporation will not be able to consummate the transactions contemplated herein on or about the Closing Date.

     9.6 Disclosure.
         -----------

          (a) The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Acquiring Corporation delivered to the Individual Shareholders in connection with or pursuant to this Agreement when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or


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

other material not misleading in light of the circumstances in which they were made or delivered.

          (b) The Acquiring Corporation have provided to, or made available for inspection and copying by, the Individual Shareholders and its counsel true, correct and complete copies of all documents referred to in this Section 9 or in Sections 1 or 2 or in the Schedules attached to this Agreement.

     9.7 Maintenance of the Plan and Employee Programs. The Acquiring Corporation shall sponsor and maintain all Employee Programs of the Companies listed on Schedule XX. The Acquiring Corporation will carry out any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Companies, the Individual Shareholders, any participant of the Plan, or any affiliate.

     9.8 Financial Statements. The financial statements or other accounting information of the Acquiring Corporation heretofore shown to the Individual Shareholders, dated June 30, 2006, and December 31, 2006, present fairly in all material respects, the results of operations of the Acquiring Corporation for the periods covered by such financial statements and such financial statements have not misstated or otherwise misrepresented the financial condition of the Acquiring Corporation.

     9.9 Absence of Certain Developments. Since the date of the financial statements or other accounting information referred to in section 9.8, the Acquiring Corporation have conducted its business only in the ordinary course consistent with past practice and there has not been any:

          (a) Change in the assets, liabilities, condition (financial or other), properties, business, operations or prospects of the Acquiring Corporation, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or could reasonably be expected to have a Material Adverse Effect;

          (b) Declaration, setting aside or payment of any dividend or other distribution (whether of cash, in kind or securities) with respect to, or any direct or indirect redemption, purchase or acquisition of, any of the capital stock of the Acquiring Corporation, or any issuance or sale by the Acquiring Corporation of any shares of its capital stock, including, without limitation, any in kind distribution of accounts receivable, inventory or other assets of the Acquiring Corporation;

          (c) Waiver or release of any right of the Acquiring Corporation or cancellation or discharge of any debt or claim held by the Acquiring Corporation, including any write-off or other compromise of any accounts receivable;


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

          (d) Loss, destruction or damage to any property which could have a Material Adverse Effect, whether or not covered by insurance;

          (e) Acquisition or disposition, or any agreement or other arrangement for the acquisition or disposition of, any assets or properties of the Acquiring Corporation;

          (f) Transaction or agreement involving the Acquiring Corporation and any officer, director, employee, or shareholder of the Acquiring Corporation, or any loans to any of the foregoing;

          (g) Increase, direct or indirect, or other change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of the Acquiring Corporation or any establishment or creation of any employment, deferred compensation or severance agreement or employee benefit plan with respect to such Persons or the amendment to, or modification or termination of, any of the foregoing;

          (h) Change in the terms and conditions of the employment of the Acquiring Corporation's or the Acquiring Corporation's personnel or any labor dispute involving any matter;

          (i) Incurrence or refinancing of any Debt, mortgage, encumbrance or placement of any Lien on any properties or assets of the Acquiring Corporation, other than Liens for Taxes not yet due and payable;

          (j) Transaction not occurring in the ordinary course of business and consistent with past practices;

          (k) Change in accounting methods or practices, collection or credit policies, pricing policies, reserve policies, revenue recognition policies or payment policies;

          (l) Payment or discharge of a Lien or liability of the Acquiring Corporation which were not shown on the financial statements or other accounting information provided by the Acquiring Corporation as of the date thereof or incurred in the ordinary course of business thereafter;

          (m) Loss, or any known development that could reasonably be expected to result in a loss, of any significant supplier, customer or account of the Acquiring Corporation;

          (n) Entering into, amendment or termination of any material contract or agreement to which the Acquiring Corporation is a party or by which it is bound;


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

          (o) Amendment to the Articles of Incorporation or Bylaws of the Acquiring Corporation;

          (p) Incurrence of capital expenditures, other than in the ordinary course of business consistent with past practices;

          (q) Agreement or understanding, whether in writing or otherwise, by the Acquiring Corporation or any other Person that would result in any of the foregoing transactions or events or require the Acquiring Corporation to take any of the foregoing actions; or

          (r) The Directors and Officers of the Acquiring Corporation are not of any violation of the Securities Act of 1933, as amended, or of the Securities and Exchange Act of 1934, as amended, nor have they been notified of any claim of such a violation.

     9.10 Tax Matters. Except as reported in its financial statements, in its filings with the SEC, or as to matters having no material effect:

          (a) The Acquiring Corporation have timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof (and all such tax returns are correct and complete in all material respects), and has paid or caused to be paid all Taxes, required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet become due. The provisions for Taxes in the financial statements or other accounting information provided by the Acquiring Corporation are sufficient as of its date for the payment of all accrued and unpaid Taxes of any nature of the Acquiring Corporation, and any applicable Taxes owing by the Companies to any jurisdiction, whether or not assessed or disputed. All Taxes and other assessments and levies which the Acquiring Corporation were or are required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Acquiring Corporation has delivered to the Individual Shareholders correct and complete copies of all annual tax returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by, the Acquiring Corporation to the extent hereunder requested by the Individual Shareholders. The Acquiring Corporation have not received notice of any audit or any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority. There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Companies for any year. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Acquiring Corporation, threatening to assert against the Acquiring Corporation any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Acquiring Corporation.

     9.11 Litigation. Except as reported in its financial statements, in its filings with the SEC, or as to matters having no material effect. There is no litigation or governmental proceeding or investigation pending or, threatened against the Acquiring Corporation or



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

affecting any of their properties or assets or against any officer, director or employee of the Acquiring Corporation in his or her capacity as an officer, director or employee of the Acquiring Corporation, nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. There has been no litigation, claims, proceedings or known investigations involving any of Companies' officers, directors and shareholders in connection with the Business occurring or arising during the previous five
(5) years.

     9.12 Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Acquiring Corporation or based on any arrangement or agreement made by or on behalf of the Acquiring Corporation.

     9.13 Solvency. The Acquiring Corporation have not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy, suffered the filing of any involuntary petition by its creditors;
(c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

     9.14 Confidentiality of Information. The Acquiring Corporation and their agents and representatives shall keep confidential any information they may have or acquire concerning the business of the Companies and/or the Individual Shareholders during the pendency of the transaction to the Closing Date, or on the event of no Closing Date, forever. In the event this transaction does not consummate, then the Acquiring Corporation and their agents and representatives shall return to the Companies and the Individual Shareholders all records, documents and other materials, if any, and all copies thereof, which have been provided by or are the property of the Companies and/or the Individual Shareholders or related to the internal business activities of the Companies and/or the Individual Shareholders, along with the certification by the CEOs of the Acquiring Corporation that all such documents have been returned to the Companies and Individual Shareholders.

     9.15 Representation by Counsel. The Acquiring Corporation have been represented by legal counsel in connection with the transactions contemplated hereby.

10. COVENANTS OF THE INDIVIDUAL SHAREHOLDERS AND MERGING CORPORATION.

     10.1 Making of Covenants and Agreements. The Individual Shareholders and the Merging Corporation (jointly and severally, individually and collectively) hereby covenant and agree as set forth in this Section 10.



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

     10.2 Notification of Certain Matters. Prior to the Closing, the Individual Shareholders and Merging Corporation (each, a "Notifying Party") shall give prompt notice to Acquiring Corporation of (a) the occurrence or non-occurrence of any event that causes or would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, (b) the occurrence of any event which could have a material effect, either positive or negative, on the Companies' business, assets, financial condition or prospects, including, without limitation, the loss of customers or sales volume and (c) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. The Individual Shareholders and the Companies shall use their commercially reasonable efforts to prevent or promptly remedy any of the foregoing which could have an adverse effect on the Business.

     10.3 Consummation of Agreement. The Merging Corporation and the Individual Shareholders shall use their respective commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Individual Shareholders will obtain, prior to the Closing, all necessary authorizations or approvals.

     10.4 No Solicitation of Other Offers. Until this Agreement shall have been terminated, neither the Individual Shareholders nor the Companies shall, nor shall the Individual Shareholders or Companies permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Companies, any merger or business combination with the Companies or any public or private offering of interests in the Companies (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any Person or entity other than Acquiring Corporation and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Companies to any Person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Acquiring Corporation and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do any of the foregoing.

     10.5 General Cooperation. Upon request from the Acquiring Corporation, the Individual Shareholders will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further act, deed, conveyance, transfer and assurance necessary to better assure their compliance with the terms, provisions, purposes and intents of this Agreement and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.



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

     10.6 Non-Competition, Non-Disclosure and Nonsolicitation. The Individual Shareholders and the Companies hereby covenant and agree that neither the Companies nor the Individual Shareholders will, directly or indirectly, (a) disclose or furnish to any Person, other than the Acquiring Corporation, any proprietary information of, or confidential information concerning, the Acquiring Corporation, or the Companies; provided, however, that this covenant of non-disclosure shall not apply to information (i) which is, or at any time becomes available in the public domain (other than as a result of disclosure by the Companies, the Individual Shareholders or any of their respective affiliates), (ii) which has been lawfully acquired by the Companies or the Individual Shareholders from a third party not under a confidentiality obligation with respect to such information to the Acquiring Corporation, (iii) which is required to be disclosed by law or court or administrative court (provided that Companies and the Individual Shareholders give the Acquiring Corporation notice or such required disclosure and a reasonable opportunity to take steps to maintain the confidentiality thereof), and (iv) which the Acquiring Corporation expressly authorizes the Companies or the Individual Shareholders to disclose in writing prior to such disclosure; and (b) with respect to the Individual Shareholders for three (3) years after the Closing Date (the "Restricted Period"), none of them shall, directly or indirectly, (i) anywhere within the United States, own, manage, operate, join, control, promote, invest or participate in or be connected with in any capacity (either as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity) with any business, individual, partnership, firm, corporation or other entity which is engaged, wholly or partly, in any business in which the Companies engaged at any time on or prior to the Closing Date or in any business in which the Acquiring Corporation engages at any time during the Restricted Period which is reasonably related to any business in which the Companies engaged in at any time on or prior to the Closing Date, (ii) hire, engage or attempt to hire or engage (whether on its or his own behalf or on the behalf of any third party) any officer or employee of the Companies or Acquiring Corporation or any of either of their direct and/or indirect subsidiaries and affiliates, or any former employee of the Companies or Acquiring Corporation and any of either of their direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of solicitation, or encourage (whether on its or his own behalf or on the behalf of any third party) any such officer or employee to terminate his or her relationship or employment with the Companies or Acquiring Corporation or any of either of their direct or indirect subsidiaries and affiliates, (iii) solicit (whether on its or his own behalf or on the behalf of any third party) any client of the Companies or Acquiring Corporation or any of either of their direct or indirect subsidiaries and affiliates to provide goods or services in competition with the Companies or Acquiring Corporation or any of either of their direct or indirect subsidiaries and affiliates, encourage (whether on its or his own behalf or on the behalf of any third party) any customer to terminate its relationship with the Companies or Acquiring Corporation or any of either of their direct or indirect subsidiaries and affiliates, or divert to any Person any client or business opportunity of the Companies or the Acquiring Corporation or any of either of their direct or indirect subsidiaries and affiliates. The Individual Shareholders hereby agree that this Section 10.6 is entered into in partial consideration of the Consideration, is necessary for the



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

protection of the business of the Companies and Acquiring Corporation, and its direct or indirect subsidiaries and affiliates, including their goodwill, and is reasonable in geographic scope and duration in view of the relevant market for the Companies' products and services and that any breach hereof would result in continuing and irreparable harm to the Acquiring Corporation. Therefore, each of the Individual Shareholders agree and consents that the Acquiring Corporation and its direct or indirect subsidiaries and affiliates shall be entitled to an injunction or any appropriate decree of specific performance for any actual or threatened violation or breach by any of the Companies or the Individual Shareholders without the posting of any bond, and such other relief as may be just and proper, including the right to recover all losses or damages suffered by the Acquiring Corporation and its direct or indirect subsidiaries and affiliates resulting from any such breach or threatened breach. The Individual Shareholders further agree that, in such event, the Individual Shareholders shall reimburse the Acquiring Corporation and its affiliates their attorneys' fees and costs. The sole exception to this Section 10.6 shall be that the Individual Shareholders may each make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one percent (1%) of the outstanding capital stock or other interests in the equity of any such enterprise.

     10.7 Representation Disclaimer. The Individual Shareholders hereby agree that the Acquiring Corporation shall not be deemed to have made to the Merging Corporation or the Individual Shareholders any representation or warranty other than those expressly made by Acquiring Corporation in this Agreement.

     10.8 Conduct of Business. The Individual Shareholders and Companies agree that from the date hereof through the Closing Date:

          (a) The Individual Shareholders shall cause the Companies and the Companies shall carry on its business prudently and diligently in the ordinary course and in the same manner as heretofore conducted by the Companies and in such manner so that each of the representations and warranties contained in this Agreement hereof shall continue to be true and correct on and as of the Closing Date as if again made by the Companies and Individual Shareholders on the Closing Date. Without limiting the foregoing, the Companies shall (i) maintain in full force and effect all insurance now carried by the Companies relating to its assets and its business, (ii) use its commercially reasonable best efforts to preserve the goodwill of the employees, customers, suppliers and others having business relations with the Companies, (iii) collect its accounts receivable in the ordinary course consistent with past practice (i.e., without accelerating collections), (iv) pay its accounts payable in the ordinary course consistent with past practice (i.e., without delaying payment), (v) not declare dividends unless they are reflected in the balance sheet or included in the Tangible Net Worth calculation, (vi) not incur capital expenditures (other than in the ordinary course of business and consistent with past practice) without the Acquiring Corporation's prior written consent; (vii) not increase the level of annual compensation of any employee or other Person compensated by the Companies other than pursuant to annual performance reviews consistent with past practice, (viii) not borrow, repay or refinance any debt, under existing lines of credit or



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

otherwise, except as reasonably necessary for the ordinary operation of the Companies' business in a manner, and in amounts, in keeping with historical practices, (ix) not change any of the accounting principles used by the Companies, (x) not enter into any material contract or agreement or any amendment to any material contract or agreement other than in the ordinary course of business consistent with past practice and (xi) otherwise take all action required to assure that the representations and warranties of the Companies and Individual Shareholders in this Agreement are true and correct in all respects as of the Closing.

          (b) Notwithstanding the foregoing, the Companies shall not be prohibited from (i) purchasing new inventory and equipment in the ordinary course of business and entering into financing arrangements for such purchases, in each case in accordance with past practice, (ii) entering into, terminating or amending equipment, leases in the ordinary course of business in accordance with past practice, (iii) maintain any retirement plan or ESOP currently in existence; and (iv) taking all actions necessary to consummate the transactions expressly contemplated by this Agreement; providing same are reflected on the books and financial records of the Companies.

          (c) The Individual Shareholders will: (a) not transfer, sell or assign to any Person, or agree in any manner to transfer, sell or assign to any Person, pledge, encumber, deposit in a voting trust or grant a proxy with respect to any securities of the Companies presently or hereafter owned or controlled by him;
(b) not solicit or enter into any agreement or arrangement with any Person with respect to the transfer, sale or assignment of any securities of the Companies; and (c) other than with respect to transactions contemplated by this Agreement, vote the shares of capital stock of the Companies presently or hereafter owned or controlled by it against any merger, consolidation, sale of assets outside the ordinary course of business, reorganization, recapitalization, liquidation or winding up of the Companies at every meeting of shareholders called therefore and at every adjournment thereof (or withhold consent in writing to any such action proposed to be taken by written consent in lieu of a meeting).

     10.9 Liens and Pledges. The Merging Corporation and Individual Shareholders agree that on or before the Closing Date all Liens on the Subject Assets will have been released, other than Permitted Liens or liens included in the Closing Debt.

     10.10 Access Pending Closing. The Companies and the Individual Shareholders shall, at all reasonable times prior to Closing, make the properties, books and records of the Companies available during normal business hours to the Acquiring Corporation, its attorneys, accountants, lenders, financial advisors and representatives (the "Representatives"), and the Companies shall use its best efforts to furnish or cause to be furnished to such Persons during such period all such information and data concerning the Companies as such Persons may reasonably request.

     10.11 Public Announcements. Prior to the Closing, neither the Individual Shareholders nor the Merging Corporation will, without first obtaining the approval of Acquiring Corporation, make any public announcement, directly or indirectly, regarding


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

the transactions contemplated by this Agreement, nor disclose the existence of this Agreement or the nature or status of the transactions contemplated by this Agreement to any Person (other than its own personnel and outside experts to the extent necessary to effect the transactions contemplated by this Agreement.

11. COVENANTS OF THE ACQUIRING CORPORATION.

     11.1 Making of Covenants and Agreements. The Acquiring Corporation hereby covenant and agree as set forth in this Section 11.

     11.2 Notification of Certain Matters. Prior to the Closing, the Acquiring Corporation (each, a "Notifying Party") shall give prompt notice to the Individual Shareholders and the Companies of (a) the occurrence or non-occurrence of any event that causes or would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, (b) the occurrence of any event which could have a material effect, either positive or negative, on the Acquiring Corporation's or Acquiring Corporation's business, assets, financial condition or prospects, including, without limitation, the loss of customers or sales volume and (c) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. The Acquiring Corporation shall use their commercially reasonable efforts to prevent or promptly remedy any of the foregoing which could have an adverse effect on the Business.

     11.3 General Cooperation.

          (a) Upon request from the Individual Shareholders or the Companies, the Acquiring Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further act, deed, conveyance, transfer and assurance necessary to better assure their compliance with the terms, provisions, purposes and intents of this Agreement and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

          (b) Upon request from the Acquiring Corporation, the Individual Shareholders or the Companies will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further act, deed, conveyance, transfer and assurance necessary to better assure their compliance with the terms, provisions, purposes and intents of this Agreement and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

     11.4 Consummation of Agreement. The Acquiring Corporation shall use their commercially reasonable efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.


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

     11.5 Commission Agreements. The Acquiring Corporation hereby specifically assumes the performance obligations of all of the sales commission agreements payable to any employee or former employee of the Companies ("Commissioned Employee"), including without limitation those persons listed on Schedule VII hereof. For each Commissioned Employee this obligation shall continue until a new commission agreement is entered into between the Acquiring Corporation and the Commissioned Employee or the employment of the Commissioned Employee is terminated, either voluntarily or involuntarily.

     11.6 Non-Competition, Non-Disclosure and Nonsolicitation. The Acquiring Corporation hereby covenants and agrees that in the event the transaction does not Close, the Acquiring Corporation will not, directly or indirectly, (a) disclose or furnish to any Person, other than the Companies, any proprietary information of, or confidential information concerning, the Companies; provided, however, that this covenant of non-disclosure shall not apply to information (i) which is, or at any time becomes available in the public domain (other than as a result of disclosure by the Acquiring Corporation or any of their respective affiliates), (ii) which has been lawfully acquired by the Acquiring Corporation from a third party not under a confidentiality obligation with respect to such information to the Companies, (iii) which is required to be disclosed by law or court or administrative court (provided that Acquiring Corporation give the Companies notice of such required disclosure and a reasonable opportunity to take steps to maintain the confidentiality thereof), and (iv) which the Companies expressly authorize the Acquiring Corporation or Acquiring Corporation to disclose in writing prior to such disclosure; and (b) for three (3) years after the Closing Date (the "Restricted Period"), none of them shall, directly or indirectly, (i) hire, engage or attempt to hire or engage (whether on its or his own behalf or on the behalf of any third party) any officer or employee of the Companies or any of their direct and/or indirect subsidiaries and affiliates, or any former employee of the Companies and any of their direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of solicitation, or encourage (whether on its or his own behalf or on the behalf of any third party) any such officer or employee to terminate his or her relationship or employment with the Companies or any of their direct or indirect subsidiaries and affiliates, (ii) solicit (whether on its or his own behalf or on the behalf of any third party) any client of the Companies or any of their direct or indirect subsidiaries and affiliates to provide goods or services in competition with the Companies or any of their direct or indirect subsidiaries and affiliates, encourage (whether on its or his own behalf or on the behalf of any third party) any customer to terminate its relationship with the Companies or any of their direct or indirect subsidiaries and affiliates, or divert to any Person any client or business opportunity of the Companies or any of their direct or indirect subsidiaries and affiliates. (For purposes of this Section 11.6 a Client is deemed to be (i) any customer location to which the Companies provide security services on the date of execution of this Agreement or the day of Closing; and (ii) a Reserved Account.) The Acquiring Corporation hereby agrees that this Section 11.6 is entered into in partial consideration of the transaction, is necessary for the protection of the business of the Companies, and its direct or indirect subsidiaries and affiliates, including their goodwill,



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

and is reasonable in geographic scope and duration in view of the relevant market for the Companies' products and services and that any breach hereof would result in continuing and irreparable harm to the Companies. Therefore, the Acquiring Corporation agrees and consents that the Companies and their direct or indirect subsidiaries and affiliates shall be entitled to any injunction or any appropriate decree of specific performance for any actual or threatened violation or breach by the Acquiring Corporation without the posting of any bond, and such other relief as may be just and proper, including the right to recover all losses or damages suffered by the Acquiring Corporation and its direct or indirect subsidiaries and affiliates resulting from any such breach or threatened breach. The Acquiring Corporation further agrees that, in such event, the Acquiring Corporation shall reimburse the Companies and their affiliates their attorneys' fees and costs.

     11.7 Representation Disclaimer. The Acquiring Corporation hereby agrees that the Company shall not be deemed to have made to the Acquiring Corporation any representation or warranty other than those expressly made by either the Company or the Individual Shareholders in this Agreement.

     11.8 Public Announcements. Prior to the Closing, the Acquiring Corporation will not, without first obtaining the approval of the Individual Shareholders and the Companies, make any public announcement, directly or indirectly, regarding the transactions contemplated by this Agreement, nor disclose the existence of this Agreement or the nature or status of the transactions contemplated by this Agreement to any Person (other than its own personnel and outside experts to the extent necessary to effect the transactions contemplated by this Agreement.

     11.9 Piggyback Rights. The Acquiring Corporation agrees to include all the shares owned or to be owned by the Individual Shareholders and the participants in the ESOP in any registration by the Acquiring Corporation of its shares, of Acquiring Corporation Stock made while any of those shares are "Restricted Securities". All "piggyback" rights shall be without cost to the Individual Shareholders receiving Acquiring Corporation Stock.

12. CLOSING CONDITIONS OF THE ACQUIRING CORPORATION

     12.1 Conditions of Acquiring Corporation's Obligations at Closing. The Acquiring Corporation shall not be required to close the transactions under this Agreement, but may elect to do so, unless on or before the Closing, each of the following conditions has been fulfilled, or waived by the Acquiring Corporation (which waiver must be in writing to be deemed a waiver:

          (a) Representations and Warranties. The representations and warranties by the Individual Shareholders and the Company set forth in this Agreement that are qualified by reference to "material," "materially," "material adverse change," "material adverse effect," "Material Adverse Effect," or similar terms (collectively, "Materiality Qualifiers") shall be true in all respects when made and on and as of the Closing Date and all other representations and warranties made by the Individual



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

Shareholders and the Companies set forth in this Agreement shall be true in all material respects when made and on and as of the Closing Date.

          (b) Performance. The Individual Shareholders and the Companies shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by any of them on or before the Closing

          (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Acquiring Corporation's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          (d) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

          (e) Authorization. (i) The Stockholders and Board of Directors of the Companies shall have duly adopted resolutions in the form reasonably satisfactory to the Acquiring Corporation and shall have taken all action necessary for the purpose of authorizing the Companies to consummate all of the transactions contemplated hereby; and (ii) The Acquiring Corporation shall have received all necessary authorizations from its lenders and the SEC.

          (f) Audited and Reviewed Financial Statements. The annual financial statements for the fiscal years ended June 30, 2006 and 2005 shall be audited, or be in the process of being audited, and, should the Acquiring Corporation pay the expense of preparing them, the financial statements for the quarterly periods ending March 31, 2007 and ended December 31, 2006 and 2005 and March 31, 2006 shall be prepared in accordance with GAAP and shall be sufficient for inclusion in Acquiring Corporation's materials to be filed with the U.S. Securities and Exchange Commission in connection with the transaction described herein.

          (g) Receipt of Additional Agreements. Acquiring Corporation shall receive a fully executed ESOP Sales Agreement and all conditions and terms of obligations contained therein have been fully performed and satisfied.

     12.2 No Material Adverse Change. Since the date of this Agreement through and including the Closing Date, there shall have been no material adverse change in the Companies' condition (financial or otherwise), business, assets or prospects.

13. CLOSING CONDITIONS TO THE OBLIGATIONS OF THE INDIVIDUAL SHAREHOLDERS.



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

     13.1 Conditions of Acquiring Corporation's Obligations at Closing. The Individual Shareholders shall not be required to close the transactions under this Agreement, but may elect to do so, unless on or before the Closing, each of the following conditions has been fulfilled, or waived by the Individual Shareholders (which waiver must be in writing to be deemed a waiver:

          (a) Representations and Warranties. The representations and warranties by the Acquiring Corporation set forth in this Agreement that are qualified by reference to "material," "materially," "material adverse change," "material adverse effect," "Material Adverse Effect," or similar terms shall be true in all respects when made and on and as of the Closing Date and all other representations and warranties made by the Acquiring Corporation set forth in this Agreement shall be true in all material respects when made and on and as of the Closing Date.

          (b) Performance. The Acquiring Corporation shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by any of them on or before the Closing.

          (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Individual Shareholders' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          (d) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

          (e) Authorization. The Stockholders and Board of Directors of the Acquiring Corporation shall have duly adopted resolutions in the form reasonably satisfactory to the Individual Shareholders and shall have taken all action necessary for the purpose of authorizing the Acquiring Corporation to consummate all of the transactions contemplated hereby.

     13.2 No Material Adverse Change. Since the date of this Agreement through and including the Closing Date, there shall have been no material adverse change in the Acquiring Corporation's and the Acquiring Corporation's condition (financial or otherwise), business, assets or prospects.

     13.3 Transfer of Compensation. The Acquiring Corporation shall have delivered to the Individual Shareholders, and deposited with the Escrow Agent all amounts of the Compensation due on the Closing Date, including without limitation the amounts due in accordance with sections 2.1(a), 2.2, and 3.2.

14. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.


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

     14.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:


          (a) Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., San Diego time, on April 2, 2007 (the "Termination Date"), if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of each of the parties hereto.

          (b) Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto.

          (c) Termination by Acquiring Corporation upon Failure to Deliver an Acceptable Tangible Net Worth Certificate. The Acquiring Corporation may terminate this Agreement upon the failure of the Individual Shareholders to deliver a reasonably accurate Tangible Net Worth Certificate in accordance with
Section 3.2.

          (d) Termination by Reason of Breach.
               (i) This Agreement may be terminated by the Individual Shareholders, or any one of them, if, at the Closing or any time prior to the Closing, there shall occur a material breach of any of the representations, warranties or covenants of the Acquiring Corporation or of the Acquiring Corporation or the failure by the Acquiring Corporation to perform any condition or obligation hereunder and such breach or failure to perform could not be cured prior to the Termination Date.
               (ii) This Agreement may be terminated by the Acquiring Corporation if at the Closing or any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Individual Shareholders or the Companies or the failure of the Individual Shareholders to perform any condition or obligation hereunder and such breach or failure to perform could not be cured prior to the Termination Date.

          (e) Termination by Reason of Failure of Condition. This Agreement may be terminated if the parties agree that any condition set forth in Section 12 or
Section 13 shall have become incapable of fulfillment on or before the Termination Date; provided, however, that no party shall be entitled to terminate this Agreement if a breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement is causing the failure to satisfy a condition set forth in Section 12 or Section 13, as applicable.

          (f) Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 14; provided, however, that
(i) the provisions of this Section 14 and Sections 9.14 and 11.6 hereof shall survive any termination of this Agreement and (ii) nothing herein shall relieve any party from any liability for an error or omission in any of its representations or warranties contained



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

herein or a failure to comply with any of its covenants, conditions or agreements contained herein.

          (g) Notice of Termination. Any party electing to terminate this Agreement pursuant to this Section 14 shall provide notice of its intent to do so to each party to this Agreement in accordance with Section 16.6 of this Agreement.

15. SURVIVAL; INDEMNIFICATION.

     15.1 Survival of Representations; Warranties and Covenants. All covenants, agreements, representations and warranties of the Individual Shareholders, the Companies, or the Acquiring Corporation made herein and in the certificates, exhibits and schedules delivered or furnished to the any other party in connection herewith are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation on the part of such party or its representatives.

     15.2 Indemnification.
          ----------------

          (a) The Individual Shareholders, jointly and severally, agree to defend, indemnify and hold the Acquiring Corporation, the Acquiring Corporation and their stockholders, directors, and officers, employees and agents each of the foregoing and each Person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, (parties receiving the benefit of the indemnification agreement under this Section 15.2(a) shall be referred to collectively as "Acquiring Corporation Indemnified Parties" and individually as a "Acquiring Corporation Indemnified Party") harmless from and against any and all claims, damages, liabilities, losses, diminution in value, Taxes, fines, penalties, costs, and expenses (including without limitation, reasonable fees of counsel), as the same are incurred, of any kind or nature whatsoever (collectively "Losses") (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any Acquiring Corporation Indemnified Party to the extent, based upon, arising out of, by reason of or otherwise in respect of or in connection with:
               (i) Any material inaccuracy in or breach of any representation or warranty made by the Individual Shareholders or the Companies in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on their behalf as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties;
               (ii) Any breach of any obligation, agreement or covenant, made by the Individual Shareholders or the Companies in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on behalf of the Acquiring Corporation as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or



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

          arising out of any matter or thing covered by such obligation, agreement or covenant;
               (iii) Any fraud, or intentional misrepresentation or deliberate or willful breach by Individual Shareholders or the Companies with respect to any representation, warranty or covenant made by the Individual Shareholders or the Companies in this Agreement or in any schedule, exhibit, certificate or other document delivered under or in connection with this Agreement;
(Any claim for Losses made by the Acquiring Corporation pursuant to this Section 15.2(a) is hereinafter referred to as an "Acquiring Corporation Indemnity Claim," and collectively, "Acquiring Corporation Indemnity Claims").
               (iv) Any undisclosed liabilities of any of the Companies, the Individual Shareholders or the ESOP whether or not known to the Individual Shareholders.


          (b) The Acquiring Corporation agrees to defend, indemnify and hold the Individual Shareholders and the Companies and their stockholders, directors, and officers, employees and agents each of the foregoing and each Person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended, (parties receiving the benefit of the indemnification agreement under this Section 15.2(b) shall be referred to collectively as "BSI Indemnified Parties" and individually as a "BSI Indemnified Party") harmless from and against any and all Losses (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any BSI Indemnified Party to the extent arising out of, by reason of or otherwise in respect of or in connection with:
               (i) Any material inaccuracy in or breach of any representation or warranty made by the Acquiring Corporation in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on their behalf as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties ;
               (ii) Any breach of any obligation, agreement or covenant, made by the Acquiring Corporation in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on behalf of the Acquiring Corporation as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such obligation, agreement or covenant;
               (iii) Any fraud, or intentional misrepresentation or deliberate or willful breach by the Acquiring Corporation with respect to any representation, warranty or covenant made by the Acquiring Corporation in this Agreement or in any schedule, exhibit, certificate or other document delivered under or in connection with this Agreement;



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

     15.3 Notice; Payment of Losses; Defense of Claims. For purposes of this
Section 15.3 the term "Indemnifying Party" shall include the Acquiring Corporation and the Individual Shareholders, as applicable, and the term "Indemnified Party" shall include an Acquiring Corporation Indemnified Party or a BSI Indemnified Party, as applicable, with respect to matters arising under
Section 15.2.

          (a) An Indemnified Party shall give written notice to the appropriate Indemnifying Party promptly, and in any event not later than sixty (60) days after assertion of any written claim by any third party, specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any material damages as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice.

          (b) Within thirty (30) days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party, either (i) concede or deny liability for the claim in whole or in part, or (ii) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party concedes liability in whole, the Indemnifying Party shall pay the amount of such claim to the Indemnified Party. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment until a final resolution of the matter is obtained in accordance with this Agreement.

          (c) In the case of any third party claim, if within twenty (20) days after receiving the notice described in the preceding paragraph (a) the Indemnifying Party (i) gives written notice to the Indemnified Party stating that it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that it disputes and intends to defend against such claim, liability or expense at its own cost and expense and
(ii) provide reasonable assurance and security to such Indemnified Party that such indemnification will be paid fully and promptly if required and such Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of all Indemnified Parties which consent shall not be unreasonably withheld) and all Indemnified Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party or Parties are conducting a good faith and diligent defense at their own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party or Parties shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Indemnifying Party or Parties assume such defense in accordance



                                                         Initials: __________

EXESOP 320                             45                          __________

with the preceding sentence, they shall have the right, with the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party or Parties' obligation to indemnify such Indemnified Party or Parties therefore will be fully satisfied by payment of money by the Indemnifying Party and the settlement includes a complete release of such Indemnified Party or Parties. The Indemnifying Party or Parties shall keep such Indemnified Party or Parties apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party or Parties with all documents and information that such Indemnified Party or Parties shall reasonably request and shall consult with such Indemnified Party or Parties prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party or Parties shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party or Parties and the Indemnified Party or Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party or Parties shall be paid by the Indemnifying Party or Parties. If no such notice of intent to dispute and defend is given by the Indemnifying Party or Parties, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party or Parties shall, at the expense of the Indemnifying Party or Parties, undertake the defense of (with counsel selected by such Indemnified Party or Parties), and shall have the right to compromise or settle, such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party or Parties, then such Indemnified Party or Parties shall make available all information and assistance that the Indemnifying Party or Parties may reasonably request and shall cooperate with the Indemnifying Party or Parties in such defense.

          (d) An Indemnifying Party shall not be responsible for paying Losses to an Indemnified Party unless the aggregate of the Losses payable from the Indemnifying Party to the Indemnified Party shall be greater than Ten Thousand Dollars ($10,000).

     15.4 Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement shall be considered, to the extent permissible under applicable law, as adjustments to the Compensation for all Tax purposes.

16. GENERAL.

     16.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this


                                                         Initials: __________

EXESOP 320                             46                          __________

Agreement may be made without the written consent of the Individual Shareholders, the Trustees and the Acquiring Corporation.

     16.2 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles thereof.

     16.3 Section Headings; Gender and Terms. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

     16.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     16.5 Fees and Expenses. Except for the cost of the audits described in section 15.1(h), each of the Acquiring Corporation, the Acquiring Corporation, the Companies and the Individual Shareholders will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement and the agreements entered into in connection herewith.

     16.6 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:

          (a) If to the Individual Shareholders, Marc Brown at 3910 Gresham Street, Suite No. 3, San Diego, CA 92109 and Hal Brown at 5021 Via Cinta, San Diego, CA 92122, or at such other address designated by the Company to the Acquiring Corporation and the other parties hereto in writing (with a copy to Robert A. Sternberg, Esq.; Robert A. Sternberg APLC; 4195 East Thousand Oaks Boulevard; Suite 235; Westlake Village, CA 91362);

          (b) If to the Acquiring Corporation, President, Command Security Corporation, 1133 Route 55, Suite D, P.O. Box 340, Lagrangeville, NY 12540 or at such other address designated by the Acquiring Corporation to the Company and the Individual Shareholders in writing (with a copy to Clifford J. Ingber, Esq., c/o The Ingber Law Firm, PLLC, 6 Stallion Trail, Greenwich, CT 06831).

     16.7 Dispute Resolution.
          -------------------


                                                         Initials: __________

EXESOP 320                             47                          __________

          (a) Except for all disputes, claims or controversies arising under Sections 9.14 and 11.6, which shall be resolved pursuant to subsection (e) below, all disputes, claims, or controversies arising out of or relating to this Agreement or the negotiation, validity or performance hereof that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service ("JAMS") or its successor. The arbitration shall be held in New York County, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

          (b) The parties covenant and agree that the arbitration shall commence within thirty (30) days of the date on which a written demand for arbitration is filed by any party hereto.

          (c) Each party shall be allowed the full discovery provided in the New York Civil Practice Law and Rules for matters in litigation. In connection with the arbitration proceeding, the arbitrator shall have the power to order discovery. In connection with any arbitration, each party shall provide to the other, no later than twenty (20) business days before the date of the arbitration, the identity of all Persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within one hundred eighty (180) days of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

          (d) The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. Except as provided in subsection (e) below, this Section
16.7 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 16.7 shall be enforceable in any court of competent jurisdiction.

          (e) All disputes, claims or controversies arising under Sections 9.14 and 11.6, including any application for equitable relief, shall be brought in the federal or state courts sitting in the State of New York, County of New York (the "Courts"). In the event any party applies to seal any papers produced or filed in any judicial proceedings to



                                                         Initials: __________

EXESOP 320                             48                          __________
preserve confidentiality, each other party specifically agrees not to oppose such application.

     16.8 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, validity or performance hereof and further consents to the jurisdiction of the courts of New York for the purposes of enforcing the arbitration provisions of Section 16.7 of this Agreement and the Courts for purposes of resolving all disputes, claims or controversies arising under Sections 9.14 and 11.6 as provided under Section 16.7(e) above. Each party further irrevocably waives any objection to proceeding before JAMS and the Courts, as applicable, based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS or the Courts, as applicable, has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.

     16.9 Remedies; Severability. Notwithstanding Section 16.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision (or part thereof) of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision (or part thereof) shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     16.10 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     16.11 Assignability; Binding Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto; provided, however, that the Acquiring Corporation may assign its rights under this Agreement to its lenders as security for its obligations under any debt and the Individual Shareholders may assign their rights to any related party, including without limitation family members and trusts in which the BSI Shareholder or a member of his family is a beneficiary, without the consent of any other party hereto. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others.


                                                         Initials: __________

EXESOP 320                             49                          __________

Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

17. CERTAIN DEFINITIONS.

     For purposes of this Agreement, the term:

          (a) "affiliate" of a Person shall mean (i) with respect to an individual, any member of such Person's family; (ii) with respect to an entity, any officer, director, stockholder, partner, member or employee of such entity; and (iii) with respect to an individual or entity, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person.

          (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (c) "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

          (c) "Knowledge" means knowledge, after due inquiry, of a fact or circumstance or an awareness of a reasonable probability of such fact's or circumstance's existence or future occurrence; provided, however, that such knowledge or awareness shall be inferred from evidence of a conscious disregard or avoidance of the facts and circumstances and "Company's Knowledge" shall mean to the Knowledge of the Individual Shareholders, the Company's president and/or any other executive officer or member of the board of directors of Company.

          (d) "Person" means an individual, corporation, partnership, association, firm, trust or any unincorporated organization;

          (e) "Subsidiary" means any corporation more than fifty (50%) percent of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest is directly or indirectly owned by such Person.

                            [SIGNATURE PAGE FOLLOWS]



                                                         Initials: __________

EXESOP 320                             50                          __________

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger and Plan of Reorganization to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

MERGING CORPORATION:
BROWN SECURITY INDUSTRIES, INC.



By: ____________________________
         Marc Brown, President

INDIVIDUAL SHAREHOLDERS:


----------------------------
         Marc Brown


------------------------------
         Hal Brown

ACQUIRING CORPORATION:
COMMAND SECURITY CORPORATION


By: _________________________________
         Barry Regenstein, President




                                                         Initials: __________

EXESOP 320                             51                          __________

                                   Schedule I
                                   ----------
                          (Paragraphs 1.1, 2.2 and 7.3)

                      Shareholders of Brown Security, Inc.


Shares Outstanding:

Owner
-----

                                   Percentage of Shares       Number of Shares
                                   --------------------       ----------------

Hal Brown, a married man                     39%                 3,900,000

Marc W. Brown, a married man,
as his sole and separate property            31%                 3,100,000

Rogers and Strategic ESOP                    30%                 3,000,000
                                             ---                ----------

TOTAL of shares outstanding:                 100%               10,000,000
                                             ====               ==========




                                                         Initials: __________

EXESOP 320                             52                          __________

                                   Schedule II
                                   -----------
                               (Paragraph 1.2(a))

                                 Excluded Assets

            (assets to be transferred to the Individual Shareholders)

1. All refunds or dividends that are received by or for BSI, RPP or SSS from or relating to workers' compensation insurance or other types of insurance (collectively "W/C Insurance"), including without limitation from the California State Compensation Insurance Fund. Seventy Percent (70%) of any such refunds or dividends received after the Closing shall, immediately upon receipt, be paid in full to the Individual Shareholders in immediately available funds, with the remaining Thirty Percent (30%) payable to the ESOP. Seventy Percent (70%) of any additional premiums or charges for W/C Insurance coverage or losses prior to the Closing shall be borne by the Individual Shareholders and the Acquiring Corporation may offset any monies due to Individual Shareholders under this Schedule or otherwise.

2. Any assets that have been sold or transferred to the Individual Shareholders prior to the Closing Date and are not included in the Tangible Net Worth Certificate.

3. Any dividends that have been paid to the Individual Shareholders prior to the Closing Date and are not included in the Tangible Net Worth Certificate. The amount, if any, of such dividend to be paid to the shareholders of record is to be determined.

4. Any bonuses that have been paid to the Individual Shareholders prior to the Closing Date and are not included in the Tangible Net Worth Certificate. The amount, if any, of such bonuses to be paid to employees of the Companies is to be determined.

5. The following personal effects of Marc Brown and Hal Brown: Canon ESO Digital Camera; IBM Thinkpad.




                                                         Initials: __________

EXESOP 320                             53                          __________

                                  Schedule III
                                  ------------
                               (Paragraph 1.2(b))

                                Retained Business

          (Contracts, Agreements, Business, etc. not being transferred)






                                                         Initials: __________

EXESOP 320                             54                          __________

                                   Schedule IV
                                   -----------
                              (Paragraph 2.2(a)(i))

                            BSI Shareholder Accounts

                  (for the transfer of the Cash Consideration)

Shareholders       Bank Name           Account Number       Routing Information
------------       ---------           --------------       -------------------

Hal Brown          US Bank             1-534-5107-3297      122235821

Marc Brown         Bank of America     01872-06820          122000661

ESOP               US Bank             1-638-0059-6278      122235821






                                                         Initials: __________

EXESOP 320                             55                          __________

                                   Schedule V
                                   ----------
                                 (Paragraph 3.1)

                Companies' Debt as of the date of this Agreement

1. Guaranties by Hal Brown and Marc Brown of the Companies Performance Bonds for the City of San Diego.
2.   U.S. Bank - credit line up to $500,000.00
3.   US Bank - Equipment loans (Approx. Balance $12,000)
4. David Tyrrell - Former Executive (Commission on AMD/Spansion @1% through 12/31/07)
5.   AMD General (Prepaid Equipment and Bonuses)
6.   Spansion General (Prepaid Equipment and Bonuses)
7.   Novellus General (Prepaid Equipment and Bonuses)
8.   Palm General (Prepaid Equipment and Bonuses)
9.   Uniform Deposits
10.  US Bank Credit Cards
11.   Accounts Payable
12.   Notes to Shareholders





                                                         Initials: __________

EXESOP 320                             56                          __________

                                   Schedule VI
                                   -----------
                               (Paragraph 4.2(a))


                    Companies' Permanent (Original) Accounts

See attached Hourly Billing Comparison Report

Additionally, the Companies expect to add one or more Permanent Accounts prior to Closing





                                                         Initials: __________

EXESOP 320                             57                          __________

                                  Schedule VII
                                  ------------
                            (Paragraph 4.2(b) (viii))

                                  Key Employees



            Hal Brown             Key Executive
            Marc Brown            Key Executive
            Larry Reid            Key Executive
            John Farmer           SD GM
            Joanna Reid           HR Director
            Spike Speicher        Sales and Marketing
            Mike Fitzgibbons      Sales and Marketing





                                                         Initials: __________

EXESOP 320                             58                          __________

                                  Schedule VIII
                                  -------------
                               (Paragraph 4.2(a))

                   Presently Contemplated Replacement Accounts

KLA
San Diego Museum of Art
AMD (Texas and New York)
Spansion (Texas)
Union Tribune
Lam Research
SONY
NEC
Santaluz Home Owner's Assoc.
Juniper Networks
Novellus (Oregon)




                                                         Initials: __________

EXESOP 320                             59                          __________

                                   Schedule IX
                                   -----------
                                 (Paragraph 7.4)

                                  Subsidiaries

     1.    Brown Securities Industries has the following subsidiaries:

          (a) Rodgers Police Patrol, Inc., a California corporation; and

          (b) Strategic Security Services, Inc., a California corporation






                                                         Initials: __________

EXESOP 320                             60                          __________

                                   Schedule X
                                   ----------
                                 (Paragraph 7.5)

            Notes regarding the Preparation of Accounting Statements

See the financial statements dated:





                                                         Initials: __________

EXESOP 320                             61                          __________

                                   Schedule XI
                                   -----------
                                 (Paragraph 7.6)

                          Liabilities of the Companies






                                                         Initials: __________

EXESOP 320                             61                          __________

                                  Schedule XII
                                  ------------
                                 (Paragraph 7.7)

     Developments in the business of the Companies since Base Balance Sheet.

No material changes in the business of the Companies since the date of execution of Merger Agreement.





                                                         Initials: __________

EXESOP 320                             63                          __________

                                  Schedule XIII
                                  -------------
                                 (Paragraph 7.8)

                     Accounts receivable or loans receivable
                    from any affiliate of the Companies, the
                   ESOP, any director, officer, shareholder or
                   employee of the Companies or any affiliate
                                    thereof.


Employee Advances:




                                                         Initials: __________

EXESOP 320                             64                          __________

                                  Schedule XIV
                                  ------------
                               (Paragraph 7.8(b))

                    Accounts payable or loans payable to any
                    affiliate of the Companies, the ESOP, any
                  director, officer, shareholder or employee of
                     the Companies or any affiliate thereof.

Accrued ESOP contribution.




                                                         Initials: __________

EXESOP 320                              65                         __________

                                   Schedule XV
                                   -----------
                                 (Paragraph 7.9)

                                  Real Property

A.  Owned Real Property:          None

B.  Leased Real Property:         3180 University Avenue, Suite 110
                                  San Diego, CA 92104

C.  Leased Real Property          48521 Warm Springs Blvd, Ste. 302
                                  Fremont, California



                                                         Initials: __________

EXESOP 320                              66                         __________

Schedule XVI
------------
                                 (Paragraph 7.9)

                                 Permitted Liens

1. Liens of U.S. Bank - UCC-1
2. U.S. Bancorp
3. Toshiba
4. Enterprise Auto Leasing
5. Lincoln Bonding Company (for performance bond)




                                                         Initials: __________

EXESOP 320                             67                          __________

                                  Schedule XVII
                                  -------------
                                (Paragraph 7.11)

                       Certain Contracts and Arrangements

          Two of the Companies' salesmen, John Speicher and Mike Fitzgibbons had non-competition and/or non-solicitation agreements with their former employers. The Companies may be doing business with, or bidding on contracts with, customers of their former employers.

          See Tyrrell Contract attached.





                                                         Initials: __________

EXESOP 320                             68                          __________

                                 Schedule XVIII
                                 --------------
                                (Paragraph 7.12)

                          Patents, Marks and Copyrights

1. Owned by the Companies - Strategic Security - Service Mark - State of California

2. Licensed from the California Department of Consumer Affairs, Bureau of Private Patrol Operations.





                                                         Initials: __________

EXESOP 320                             69                          __________

                                  Schedule XIX
                                  ------------
                                (Paragraph 7.13)

             Litigation, Claims, Proceedings or Known Investigations






                                                         Initials: __________

EXESOP 320                             70                          __________

Schedule XX
-----------
                                (Paragraph 7.14)

                                Employee Programs

1. The Plan (ESOP)
2. 401(k) plan
3. 125 plan (cafeteria plan)
4. Medical Insurance
5. Group Term Life Insurance
6. Bonus program for certain employees under contract




                                                         Initials: __________

EXESOP 320                             71                          __________

                                  Schedule XXI
                                  ------------
                                (Paragraph 7.15)

                         Employment Claims and Disputes

1. California Department of Labor - Employee complaint from Jock Rodriguez and Zeke Dahl for overtime, meal and rest period violations (filed 2/21/07)






                                                         Initials: __________

EXESOP 320                             72                          __________

                                  Schedule XXII
                                  -------------
                                (Paragraph 7.15)

                   Notice of Key Employees Intention to Leave


Hal Brown




                                                         Initials: __________

EXESOP 320                             73                          __________

                                 Schedule XXIII
                                 --------------
                                (Paragraph 7.16)

            Company Personnel earning in excess of $40,000 per annum

          Employee                                      Compensation
          --------                                      ------------
          Marc Brown                       $156,000 plus $75,000 bonuses
          Hal Brown                                          150,000.00
          Larry Reid                                         100,000.00
          Meagher, Canaan                                     94,515.20
          Ramirez, Wilfredo                                   85,009.60
          John Farmer                   $52,000 plus $30,000 in bonuses
          Rowe, William                                       75,004.80
          Speicher, John                                      75,000.12
          Spike Speicher                                      75,000.00
          Pate, Angela                                        70,907.20
          Speidel, Bryan                                      67,080.00
          Joanna Rangel                                       60,000.00
          Jackson, Anthony                                    59,051.20
          Chance, Lee                                         57,200.00
          Rita Espiallat                                      55,000.00
          Gunderson, Kevin                                    54,080.00
          Pham, Minh                                          54,080.00
          Reid, Joanna                                        52,000.00
          Mahan, Dennis                                       49,920.00
          Viduya, Marcus                                      49,920.00
          Barba, Mark                                         49,753.60
          Jacome, Carrie                                      48,880.00
          Martinez, Adriana                                   47,840.00
          Pedroza, Maria                                      47,840.00
          Upson, Robert                                       47,840.00
          White, Joann                                        47,736.00
          Amodeo, Carl                                        47,450.00
          Sanchez, Judith                                     45,760.00
          Gutierrez, Michael                                  45,427.20
          Enrique Deluna                                      45,000.00
          Exley, Jennifer                                     44,720.00
          Lentz, Quiamco                                      43,992.00
          Caldwell, Marie                                     43,700.80
          Packham, Debbie                                     43,680.00
          Huynh, Sean                                         43,347.20
          Witt, Paul                                          42,172.00
          Doug Vincent                                        42,000.00
          Coronado, Steven                                    41,600.00
          Dix II, Willard                                     41,600.00
          Norden, Stephen                                     41,600.00
          Vincent, Douglas                                    41,600.00
          Mitzi Schillinger                                   40,000.00



                                                         Initials: __________

EXESOP 320                              74                         __________

                                  Schedule XXIV
                                  -------------


                     Top Ten (10) Suppliers of the Companies




                                                         Initials: __________

EXESOP 320                             75                          __________

                                  Schedule XXV
                                  ------------
                                (Paragraph 7.19)

                               Permits and Filings

Licenses from Dept of Consumer Affairs, Bureau of Private Patrol Operators.



                                                         Initials: __________

EXESOP 320                             76                          __________

                                  Schedule XXVI
                                  -------------
                                (Paragraph 7.20)

                              Brokerage Commissions

David Heller & Company, LLC



                                                         Initials: __________

EXESOP 320                             77                          __________

                                 Schedule XXVII
                                 --------------
                                (Paragraph 7.22)

                     Transactions between the Companies and
                   their Officers, Directors, Shareholders or
                                   Affiliates

Hal Brown      -       None

Marc Brown   -         None




                                                         Initials: __________

EXESOP 320                             78                          __________

                                 Schedule XXVIII
                                 ---------------
                                (Paragraph 7.23)

                      Customers providing 5% or more of the
                       Aggregate Revenues of the Companies

AMD
Spansion
City of San Diego




                                                         Initials: __________

EXESOP 320                             79                          __________

                                  Schedule XXIX
                                  -------------
                                (Paragraph 7.24)

                                Banking Relations

U.S. Bank
4180 La Jolla Village Drive
Suite 570
La Jolla, CA 92037

Attention:  Henry Halleland
            (858) 597-7098




                                                         Initials: __________

EXESOP 320                             80                          __________

                                  Schedule XXX
                                  ------------


                             [INTENTIONALLY OMITTED]




                                                         Initials: __________

EXESOP 320                             81                          __________

                                  Schedule XXXI
                                  -------------


                             [INTENTIONALLY OMITTED]





                                                         Initials: __________

EXESOP 320                             82                          __________

                                 Schedule XXXII
                                 --------------


                             [INTENTIONALLY OMITTED]






                                                         Initials: __________

EXESOP 320                             83                          __________

                                 Schedule XXXIII
                                 ---------------


                             [INTENTIONALLY OMITTED]





                                                         Initials: __________

EXESOP 320                             84                          __________

                                 Schedule XXXIV
                                 --------------
                                 (Paragraph 9.4)

                     Securities of the Acquiring Corporation












                                                         Initials: __________

EXESOP 320                             85                          __________

                                  Schedule XXXV
                                  -------------
                          (referred to in section 7.1)

                    Jurisdictions in which the Companies are
                     qualified to do business as a foreign
                                   corporation


Texas






                                                         Initials: __________

EXESOP 320                             86                          __________

                                 Schedule XXXVI
                                 --------------
                          (referred to in section 7.2)

                                Required Consents

    Licenses from Dept of Consumer Affairs, Division of Securities Companies







                                                         Initials: __________

EXESOP 320                             87                          __________